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                                                                 Exhibit 10.11


                           PURCHASE AND SALE AGREEMENT


                                     BETWEEN



                          NORTHEAST GENERATION COMPANY


                                       AND


                     THE CONNECTICUT LIGHT AND POWER COMPANY


                                  JULY 2, 1999

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                                TABLE OF CONTENTS

1.       DEFINITIONS..............................................................................................1

2.       ACQUISITION OF ASSETS BY BUYER..........................................................................13
         2.1.     PURCHASE AND SALE OF ASSETS....................................................................13
         2.2.     EXCLUDED ASSETS................................................................................14
         2.3.     ASSUMPTION OF LIABILITIES......................................................................15
         2.4.     EXCLUDED LIABILITIES. .........................................................................16
         2.5.     PURCHASE PRICE.................................................................................17
         2.6.     ADJUSTMENTS TO INITIAL PURCHASE PRICE..........................................................17
         2.7.     ALLOCATION OF PURCHASE PRICE...................................................................19
         2.8.     PRORATION......................................................................................19
         2.9.     THE CLOSING....................................................................................20
         2.10.    DELIVERIES BY THE SELLER AT THE CLOSING........................................................20
         2.11.    DELIVERIES BY THE BUYER AT THE CLOSING.........................................................22

3.       REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF THE SELLER...............................................23
         3.1.     ORGANIZATION OF THE SELLER.....................................................................23
         3.2.     AUTHORIZATION OF TRANSACTION...................................................................23
         3.3.     NONCONTRAVENTION...............................................................................23
         3.4.     BROKERS' FEES..................................................................................23
         3.5.     TITLE TO ACQUIRED ASSETS.......................................................................23
         3.6.     LEGAL AND OTHER COMPLIANCE; PERMITS............................................................23
         3.7.     TAXES..........................................................................................24
         3.8.     CONTRACTS AND LEASES...........................................................................24
         3.9.     INSURANCE......................................................................................24
         3.10.    LITIGATION.....................................................................................25
         3.11.    EMPLOYEES......................................................................................25
         3.12.    ENVIRONMENTAL MATTERS..........................................................................25
         3.13.    CONDEMNATION...................................................................................26
         3.14.    REGULATION AS A UTILITY........................................................................26
         3.15.    BENEFIT PLANS..................................................................................26
         3.16.    ASSETS USED IN OPERATION OF THE FACILITIES.....................................................26
         3.17.    SURVEYS OF FACILITIES..........................................................................26
         3.18.    YEAR 2000 COMPUTER PROBLEM.....................................................................26
         3.19.    INTELLECTUAL PROPERTY..........................................................................26
         3.20.    DISCLAIMERS REGARDING ACQUIRED ASSETS..........................................................27

4.       REPRESENTATIONS AND WARRANTIES OF THE BUYER.............................................................28
         4.1.     ORGANIZATION OF THE BUYER......................................................................28
         4.2.     AUTHORIZATION OF TRANSACTION...................................................................28
         4.3.     NONCONTRAVENTION...............................................................................28
         4.4.     BROKERS' FEES..................................................................................28
         4.5.     LITIGATION.....................................................................................28

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         4.6.     NO KNOWLEDGE OF THE SELLER'S BREACH............................................................29
         4.7.     AVAILABILITY OF FUNDS..........................................................................29
         4.8.     "AS IS" SALE...................................................................................29
         4.9.     AFFILIATE GUARANTY.............................................................................29
         4.10.    QUALIFIED BUYER................................................................................30
         4.11.    CANDLEWOOD LAKE BEACHES SALES AND LOVER'S LEAP LAND SALE DUE DILIGENCE.........................30

5.       COVENANTS...............................................................................................30
         5.1.     GENERAL........................................................................................30
         5.2.     NOTICES, CONSENTS AND APPROVALS................................................................30
         5.3.     OPERATION OF BUSINESS..........................................................................31
         5.4.     FULL ACCESS; YEAR 2000 COMPUTER PROBLEM........................................................32
         5.5.     INTERIM PERIOD NOTICE..........................................................................33
         5.6.     FURTHER ASSURANCES.............................................................................33
         5.7.     EMPLOYEE MATTERS...............................................................................35
         5.8.     ACCESS AFTER CLOSING...........................................................................38
                  (a)  RECORDS...................................................................................38
                  (b)  EMPLOYEES.................................................................................39
         5.9.     NEPOOL.........................................................................................39
         5.10.    RISK OF LOSS...................................................................................39
         5.11.    REGULATORY APPROVAL PROCESS....................................................................40
         5.12.    CONNECTICUT TRANSFER ACT.......................................................................41
         5.13.    DISCHARGE OF ENVIRONMENTAL LIABILITIES.........................................................41

6.       CONDITIONS TO OBLIGATION TO CLOSE.......................................................................41
         6.1.     CONDITIONS TO OBLIGATION OF THE BUYER TO CLOSE.................................................41
                  (a)  REPRESENTATIONS AND WARRANTIES............................................................41
                  (b)  PERFORMANCE BY THE SELLER.................................................................41
                  (c)  BUYER'S REGULATORY APPROVALS..............................................................41
                  (d)  SELLER'S REGULATORY APPROVALS.............................................................42
                  (e)  ABSENCE OF LITIGATION.....................................................................42
                  (f)  ANTITRUST MATTERS.........................................................................42
                  (h)  DELIVERIES................................................................................42
         6.2.     CONDITIONS TO OBLIGATION OF THE SELLER TO CLOSE................................................42
                  (a)  REPRESENTATIONS AND WARRANTIES............................................................42
                  (b)  PERFORMANCE BY BUYER......................................................................42
                  (c)  SELLER'S REGULATORY APPROVALS.............................................................42
                  (d)  BUYER'S REGULATORY APPROVALS..............................................................42
                  (e)  ABSENCE OF LITIGATION.....................................................................42
                  (f)  ANTITRUST MATTERS.........................................................................43
                  (g)  DELIVERIES................................................................................43
                  (h)  NEPOOL....................................................................................43

7.       CONFIDENTIALITY.........................................................................................43

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8.       TAXES...................................................................................................44

9.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; EFFECT OF CLOSING AND INDEMNIFICATION.......................45
         9.1.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SURVIVAL OF COVENANTS AND AGREEMENTS...............45
         9.2.     EFFECT OF CLOSING..............................................................................45
         9.3.     INDEMNITY BY THE SELLER........................................................................45
         9.4.     INDEMNITY BY BUYER.............................................................................45
         9.5.     EXCLUSIVE REMEDY...............................................................................46
         9.6.     MATTERS INVOLVING THIRD PARTIES................................................................46
         9.7.     NET OF TAXES AND INSURANCE.....................................................................47
         9.8.     NO RECOURSE....................................................................................47

10.      TERMINATION.............................................................................................47
         10.1.    TERMINATION OF AGREEMENT.......................................................................47
         10.2.    EFFECT OF TERMINATION..........................................................................48

11.      MISCELLANEOUS...........................................................................................49
         11.1.    PRESS RELEASES AND PUBLIC ANNOUNCEMENTS........................................................49
         11.2.    NO THIRD PARTY BENEFICIARIES...................................................................49
         11.3.    NO JOINT VENTURE...............................................................................49
         11.4.    ENTIRE AGREEMENT...............................................................................49
         11.5.    SUCCESSION AND ASSIGNMENT......................................................................49
         11.6.    COUNTERPARTS...................................................................................50
         11.7.    HEADINGS.......................................................................................50
         11.8.    NOTICES........................................................................................50
         11.9.    GOVERNING LAW..................................................................................51
         11.10.   CHANGE IN LAW..................................................................................51
         11.11.   CONSENT TO JURISDICTION........................................................................51
         11.12.   AMENDMENTS AND WAIVERS.........................................................................51
         11.13.   SEVERABILITY...................................................................................51
         11.14.   EXPENSES.......................................................................................51
         11.15.   CONSTRUCTION...................................................................................51
         11.16.   INCORPORATION OF EXHIBITS AND SCHEDULES........................................................52
         11.17.   SPECIFIC PERFORMANCE...........................................................................52
         11.18.   DISPUTE RESOLUTION.............................................................................52

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                                    EXHIBITS

Exhibit A-1                    -  Form of Deed
Exhibit A-2                    -  Form of Reserved Easement
Exhibit B                      -  Form of Bill of Sale
Exhibit C                      -  Form of Assignment and Assumption Agreement
Exhibit D                      -  Form of Property Tax Agreement
Exhibit E                      -  Form of Interconnection Agreement
Exhibit F                      -  Form of Guaranty
Exhibit G                      -  Form of Asset Demarcation Agreement
Exhibit H                      -  Form of Mortgage Indenture Release
Exhibit I                      -  Candlewood Lake Energy Storage Tables
Exhibit J                           -  Northfield Mountain Upper Reservoir
                                        Energy Storage Tables
Exhibit K                      -  Form of Environmental Consultant Reliance
                                   Letter


                                    SCHEDULES

Schedule 2.1(a)(i)             -  Real Property
Schedule 2.1(a)(ii)            -  Real Property Matters
Schedule 2.1(b)                -  Personal Property
Schedule 2.1(c)                -  Leases
Schedule 2.1(d)                -  Permits
Schedule 2.1(e)                -  Contracts
Schedule 2.1(g)                -  Names of Facilities
Schedule 2.2(a)                -  T&D and Associated Telecommunication Assets
Schedule 2.10(q)               -  Matters for Opinion from Counsel to the Seller
Schedule 2.11(j)               -  Matters for Opinion from Counsel to the Buyer
Schedule 3.3                   -  Matters of Contravention
Schedule 3.5                   -  Title Commitments/Policies, Defects In Title
Schedule 3.6                   -  Compliance
Schedule 3.8(b)                -  Exceptions to Contract Obligations
Schedule 3.9                   -  Insurance
Schedule 3.10                  -  Litigation
Schedule 3.11                  -  Collective Bargaining Agreements and Related
                                   Matters
Schedule 3.12                  -  Environmental
Schedule 3.13                  -  Condemnation
Schedule 3.15                  -  Benefit Plans
Schedule 3.16                  -  Material Asset Exception
Schedule 3.18                  -  Year 2000 Computer Problem Performance
Schedule 5.3                   -  Pre-Approved Capital Expenditures
Schedule 5.3(g)                -  Modifications to Employee Benefit Plans
Schedule 5.7(c)(iii)           -  Eligible Non-Represented Employee Benefits

[Exhibits and Schedules will be provided to the Securities and Exchange Commission by Northeast Generation Company upon request.]
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Schedule 5.7(g)                -  Station Personnel
Schedule 6.1(c)                -  Buyer's Regulatory Approvals
Schedule 6.2(c)                -  Seller's Regulatory Approvals

                           PURCHASE AND SALE AGREEMENT

         This Purchase and Sale Agreement (the "AGREEMENT") is entered into on July 2, 1999, by and between Northeast Generation Company, a Connecticut corporation (the "BUYER"), and The Connecticut Light and Power Company, a Connecticut corporation (the "SELLER"). The Buyer and the Seller are each referred to herein as a "PARTY" or, collectively as the "PARTIES."

         This Agreement contemplates a transaction in which the Buyer will purchase certain assets of the Seller (as defined in Section 2.1 below) in consideration of the Purchase Price (as defined in Section 2.5 below).

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.       DEFINITIONS.

         "ACQUIRED ASSETS" has the meaning set forth in Section 2.1.

         "ACQUIRED ASSETS EMPLOYEES" has the meaning set forth in Section
5.7(b).

           "ACQUIRED ASSETS EMPLOYEES' RECORDS" mean all personnel records maintained by the Seller relating to the Acquired Assets Employees to the extent such files contain (i) names, addresses, dates of birth, job titles and descriptions; (ii) starting dates of employment; (iii) salary and benefits information; (iv) resumes and job applications; and (v) any other documents that the Seller is not prohibited by Law to deliver to the Buyer. To the extent the consent of an Acquired Assets Employee is required in order for the Seller to deliver a document which is part of the Acquired Assets Employees' Records to the Buyer, the Seller agrees to use reasonable efforts to secure such consent.

         "ACT" means "An Act Concerning Electric Restructuring," Public Act No. 98-28.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "AGREEMENT" has the meaning set forth in the preamble above.

         "ASSET DEMARCATION AGREEMENT" means the agreement between the Parties evidencing their agreement as to the demarcation of ownership with respect to certain assets not situated wholly on real property owned, or to be owned, by either the Seller or the Buyer, in substantially the form attached hereto as EXHIBIT G.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the agreement between the Parties by which the Seller shall assign certain rights, liabilities and obligations and the Buyer shall assume the Assumed Liabilities, in substantially the form attached hereto as EXHIBIT C.

         "ASSUMED LIABILITIES" has the meaning set forth in Section 2.3.

         "BILL OF SALE" means the form of bill of sale by which the title to personal property shall be conveyed to the Buyer, substantially in the form attached hereto as EXHIBIT B.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which banks are legally closed for business in Hartford, Connecticut or New York, New York.

         "BUYER" has the meaning set forth in the preamble above.

         "BUYER MATERIAL ADVERSE EFFECT" means any material adverse change in, or effect on, the business, financial condition, operations, results of operations or future prospects of the Buyer, including any change or effect that is materially adverse to the Buyer's ability to own, operate or use the Acquired Assets as so owned, operated and used by the Seller prior to the Effective Date, taken as a whole; PROVIDED that any change or effect that is cured prior to Closing shall not be considered a Buyer Material Adverse Effect; and PROVIDED, FURTHER, that any change or effect having a value of five percent of the Purchase Price or less shall not be deemed to be a Buyer Material Adverse Effect.

         "BUYER'S REGULATORY APPROVALS" means those approvals identified on
SCHEDULE 6.1(c) attached hereto to be obtained by the Buyer as a condition to the Buyer's obligations under this Agreement.

         "CANDLEWOOD CONSERVATION RESTRICTION" means the Conservation Restriction which the Seller has agreed to grant to the City of Danbury, Connecticut and the Towns of New Fairfield, New Milford, Brookfield and Sherman, Connecticut, pursuant to a Purchase and Sale Agreement dated April 6, 1999.

         "CANDLEWOOD LAKE BEACHES SALES" means the land and land rights conveyed by the Seller pursuant to the respective Purchase and Sale Agreements between the Seller and the Town of New Milford, Connecticut and the City of Danbury, Connecticut, both dated April 15, 1999.

         "CANDLEWOOD LAKE ADDER" means an amount to compensate the Seller at the Closing for the costs incurred by the Seller in connection with the water level of Candlewood Lake on the Closing Date. The Candlewood Lake Adder shall be equal to: (i) Generating Energy Available x (ii) the ECP, where

                  Generating Energy Available means the generating energy available above elevation 418, measured in megawatt hours, for the corresponding elevation of Candlewood Lake, as measured as of 11:59 p.m. on the Closing Date, using the Candlewood Lake Energy Storage Tables attached hereto as Exhibit I; and

                  ECP means the average off-peak energy clearing price reported by ISO New England for the thirty day period preceding the Closing Date, where the off-peak period is the hours between 11:00 p.m. and 7:00 a.m. each day.

         "CAPITAL COMMITMENTS" means all binding contractual commitments to make capital expenditures relating to the Acquired Assets, Facilities or Sites incurred by the Seller during the Interim Period that extend beyond the Closing Date, whether or not relating to the Pre-Approved Capital Expenditures.

         "CASH" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP.

         "C.G.S." means Connecticut General Statutes.

         "CLOSING" has the meaning set forth in Section 2.9.

         "CLOSING ADJUSTMENT" has the meaning set forth in Section 2.6(c).

         "CLOSING DATE" has the meaning set forth in Section 2.9.

         "CLOSING PURCHASE PRICE" has the meaning set forth in Section 2.5.

         "CLOSING STATEMENT" has the meaning set forth in Section 2.6(d).

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLLECTIVE BARGAINING AGREEMENT" has the meaning set forth in Section 5.7(a).

         "COMMERCIALLY REASONABLE EFFORTS" means efforts which are reasonably within the contemplation of the Parties at the Effective Date and which do not require the performing Party to expend any funds other than expenditures which are customary and reasonable in transactions of the kind and nature contemplated by this Agreement in order for the performing Party to satisfy its obligations hereunder.

         "CONTRACTS" has the meaning set forth in Section 2.1(e).

         "DEED" means the form of deed by which the Real Property shall be conveyed to the Buyer, substantially in the form attached hereto as EXHIBIT A-1.

         "DISCLOSING PARTY" has the meaning set forth in the definition of Proprietary Information.

         "DPUC" means the Connecticut Department of Public Utility Control.

         "DPUC APPROVAL" means the order or orders of the DPUC approving this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby and all related matters, including without limitation approval of the amount of the proceeds of the sale of the Acquired Assets, such order or orders to be in a form which is final, unconditional and unappealable by any Person, including exhaustion of all administrative and judicial appeals or remedies and the running of time periods and statutes of limitation for rehearing and judicial review.

         "EFFECTIVE DATE" means the date on which this Agreement has been duly executed and validly delivered by the Parties.

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan or material fringe benefit plan or program or (e) profit sharing, bonus, stock option, stock purchase, equity, stock appreciation, deferred compensation, incentive, severance plan or other benefit plan.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

         "ENVIRONMENT" means soil, land surface or subsurface strata, real property, surface waters, groundwater, wetlands, sediments, drinking water supply, ambient air (including indoor air) and any other environmental medium or natural resource.

         "ENVIRONMENTAL CLAIM" means a claim by any Person based upon a breach of Environmental Laws or an Environmental Liability alleging loss of life, injury to persons, property or business, damage to natural resources or trespass to property, whether or not such loss, injury, damage or trespass arose or was made manifest before the Closing Date or arises or becomes manifest after the Closing Date.

         "ENVIRONMENTAL LAWS" means all applicable Laws and any binding administrative or judicial interpretations thereof relating to: (a) the regulation, protection and use of the Environment; (b) the conservation, management, development, control and/or use of land, natural resources and wildlife; (c) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, or handling of, or exposure to, any Hazardous Substances; or (d) noise; and includes, without limitation, the following federal statutes (and their implementing regulations): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Solid Waste Disposal Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended, 33 U.S.C.
Section 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. Section 2601 et. seq.; the Clean Air Act of 1966, as amended, 42 U.S.C.
Section 7401 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq.; the Coastal Zone Management Act of 1972, as amended, 16 U.S.C. Section 1451 et seq.; the Oil Pollution Act of 1990, as amended, 33 U.S.C. Section 2701 et. seq.; the Rivers and Harbors Act of 1899, as amended, 33 U.S.C. Section 401 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 et seq.; the Endangered Species Act of 1973, as amended, 16 U.S.C. Secton 1531 et. seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et seq.; and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300(f) et seq.; and all analogous or comparable state statutes and regulations, including, without limitation, the Connecticut Transfer Act, as amended, CGS Section 22a-134 et seq.; the Connecticut Remediation Standard Regulations, RCSA Section 22a-133k-1 et seq.; and the Massachusetts Oil and Hazardous Release Prevention and Response Act, as amended, M.G.L. c. 21E.

         "ENVIRONMENTAL LIABILITIES" means any Liability under or related to Environmental Laws arising as a result of or in connection with (i) any violation or alleged violation of Environmental Law, prior to, on or after the Closing Date, with respect to the ownership, operation or use of the Acquired Assets; (ii) any Environmental Claims caused (or allegedly caused) by the presence or Release of Hazardous Substances at, on, in, under, adjacent to or migrating from the Acquired Assets prior to, on or after the Closing Date,;
(iii) the investigation and/or Remediation (whether or not such investigation or Remediation commenced before the Closing Date or commences after the Closing
Date) of Hazardous Substances that are present or have been Released prior to, on or after the Closing Date at, on, in, under, adjacent to or migrating from the Acquired Assets; (iv) compliance with Environmental Laws on or after the Closing Date with respect to the ownership or operation or use of the Acquired Assets; (v) any Environmental Claim arising from or relating to the off-site disposal, treatment, storage, transportation, discharge, Release or recycling, or the arrangement for such activities, of Hazardous Substances, on or after the Closing Date, in connection with the ownership or operation of the Acquired Assets; and (vi) the investigation and/or remediation of Hazardous Substances that are generated, disposed, treated, stored, transported, discharged, Released, recycled, or the arrangement of such activities, on or after the Closing Date, in connection with the ownership or operation of the Acquired Assets, at any Offsite Disposal Facility.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESTIMATED ADJUSTMENT" has the meaning set forth in Section 2.6(c).

         "ESTIMATED CLOSING STATEMENT" has the meaning set forth in Section 2.6(c).

         "EVENT OF LOSS" has the meaning set forth in Section 5.10.

         "EXCLUDED ASSETS" has the meaning set forth in Section 2.2.

         "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.4.

         "EXHIBITS" means the exhibits to this Agreement.

         "FACILITIES" means the generating facilities identified by name on
SCHEDULE 2.1(g) attached hereto.

         "FERC" means the Federal Energy Regulatory Commission, or its regulatory successor, as applicable.

         "FERC APPLICATIONS" has the meaning set forth in Section 5.11.

         "FIRPTA AFFIDAVIT" means the affidavit to be delivered by the Parties at Closing pursuant to Section 1445(b)(2) of the Code, to establish that each Party is not a "foreign person" within the meaning of that Section.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "GENERATION SUPPORT SERVICES AGREEMENT" means an agreement between the Buyer and Northeast Generation Services, Inc. under which the Buyer can contract, at the Buyer's option, for the provision of certain services to the Buyer after the Closing.

         "GOOD UTILITY PRACTICES" means any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods or acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practices are not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the region.

         "GOVERNMENTAL AUTHORITY" means any federal, state, local or other governmental, regulatory or administrative agency, commission, department, board, or other governmental subdivision, court, tribunal, arbitral body or other governmental authority, but excluding the Buyer and any subsequent owner of the Sites (if otherwise a Governmental Authority under this definition).

         "GROUP HEALTH PLAN" has the meaning set forth in Section 5000(b)(1) of the Code.

         "GUARANTY" means the form of guaranty in substantially the form attached hereto as Exhibit F.

         "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HAZARDOUS SUBSTANCE" means (a) any petrochemical or petroleum products, oil, waste oil, asbestos in any form that is or could become friable, urea formaldehyde foam insulations, lead-based paint and polychlorinated biphenyls; (b) any products, mixtures, compounds, materials or wastes, air emissions, toxic substances, wastewater discharges and any chemical, material or substance that may give rise to liability pursuant to, or is listed or regulated under, or the human exposure to which or the Release of which is controlled or limited by applicable Environmental Laws; and (c) any materials or substances defined in Environmental Laws as "hazardous", "toxic", "pollutant", or "contaminant", or words of similar meaning or regulatory effect.

         "IMPROVEMENTS" means all buildings, structures (including all fuel handling and storage facilities), machinery and equipment, fixtures, construction in progress, including all piping, cables and similar equipment forming part of the mechanical, electrical, plumbing or HVAC infrastructure of any building, structure or equipment, and including all generating units, located on and affixed to the Sites.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 9.6(a).

         "INDEMNIFYING PARTY" has the meaning set forth in Section 9.6(a).

         "INDEPENDENT APPRAISER" has the meaning set forth in Section 2.7.

         "INITIAL PURCHASE PRICE" has the meaning set forth in Section 2.5.

         "INSPECTIONS" means all tests, reviews, examinations, inspections, investigations, verifications, samplings and similar activities conducted by any Party or such Party's agents or representatives with respect to the Acquired Assets prior to the Closing.

         "INTERCONNECTION AGREEMENT" means the agreement between the Parties in substantially the form attached hereto as EXHIBIT E.

         "INTERIM PERIOD" means that period of time commencing on the Effective Date and ending on the Closing Date.

         "INVENTORY" or "INVENTORIES" means fuel inventories, materials, spare parts, consumable supplies and chemical and gas inventories located at the Sites, in transit to the Sites or identified in any Schedule.

         "ISO NEW ENGLAND" means ISO New England, Inc., the independent system operator as established or designated by NEPOOL.

         "KNOWLEDGE" means the actual, current knowledge, after due inquiry, of the corporate officers charged with responsibility for the particular function at the date of this Agreement, or, with respect to any certificate delivered pursuant to this Agreement, the date of delivery of the certificate.

         "LAWS" means all laws, rules, regulations, codes, injunctions, judgments, orders, decrees, rulings, interpretations, constitution, ordinance, common law, or treaty, of any federal, state, local municipal and foreign, international, or multinational government or administration and related agencies.

         "LEASES" has the meaning set forth in Section 2.1(c).

         "LIABILITY" or "LIABILITIES" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

         "LIEN" means any mortgage, pledge, lien, security interest, charge, claim, equitable interest, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for security for the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; PROVIDED, HOWEVER, that the term "LIEN" shall not include any of the following "PERMITTED ENCUMBRANCES": (i) Liens for Taxes or other charges or assessments by any Governmental Authority to the extent that the payment thereof is not in arrears or otherwise due or is being contested in good faith;
(ii) encumbrances in the nature of zoning restrictions, building and land use laws, ordinances, orders, decrees, restrictions or any other conditions imposed by any Governmental Authority; (iii) easements (including without limitation, the Reserved Easements and any other easement or like right granted by an instrument executed in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, but excluding such encumbrances that secure indebtedness), rights, restrictions, title imperfections and similar matters including such matters as are set forth in any applicable FERC license or exemption on the uses of property if the same do not materially detract from the operation or use of such property in the business of the Seller as conducted on the Effective Date; (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations; (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which, in the case of clauses (i) through (v), inclusive, secure obligations to the extent that payment thereof is not in arrears or otherwise due and which have been incurred under Good Utility Practices; (vi) any Lien with respect to the Acquired Assets that arises under Good Utility Practices and is not material to the operation or use of the Acquired Assets in the business of the Seller as conducted on the Effective Date; (vii) any Lien or title imperfection with respect to the Acquired Assets created by or resulting from any act or omission of the Buyer; (viii) all exceptions set forth in the "Title Commitments" or discoverable based on a review of an accurate survey of the Sites or the land records of the respective towns in which the Sites are located; and (ix) matters set forth on Schedule 2.1(a)(ii); and (x) the Candlewood Conservation Restriction.

         "LOCALS" means the International Brotherhood of Electrical Workers, Local Union Nos. 420 and 457.

         "LOSSES" has the meaning set forth in Section 9.3.

         "LOVER'S LEAP LAND SALE" means the sale of certain property at the Seller's Shepaug Station by the Seller to the State of Connecticut Department of Environmental Protection pursuant to a Purchase and Sale Agreement dated March 31, 1999.

         "MAJOR LOSS" has the meaning set forth in Section 5.10(b).

         "MATERIAL ADVERSE EFFECT" means any change in, or effect on, the Acquired Assets that is materially adverse to the operations or condition of the Acquired Assets as operated by the Seller on the Effective Date, taken as a whole, other than any such change or effect resulting from (a) changes in the international, national, regional or local wholesale or retail markets for electric power or fuel used in connection with the Acquired Assets;
(b) changes in the North American, national, regional or local electric transmission systems or the operation thereof or the costs imposed on generators of electricity in connection with the use of such electric transmission systems; or (c) any order of any Governmental Authority, or legislation applicable to providers of generation, transmission or distribution of electricity generally that imposes restrictions, regulations or other requirements thereon; PROVIDED that any change or effect that is cured prior to Closing shall not be considered a Material Adverse Effect.

         "MORTGAGE INDENTURE" means that certain Indenture of Mortgage and Deed of Trust between the Seller and Bankers Trust Company, as Trustee, dated as of May 1, 1921, as supplemented and amended.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

         "NEPOOL" means the New England Power Pool, established by the NEPOOL Agreement, or its successor.

         "NEPOOL AGREEMENT" means the New England Power Pool Agreement, dated September 1, 1971, as amended by the Restated New England Power Pool Agreement filed with FERC on July 22, 1998, as finally approved by FERC and as further amended from time to time.

         "NON-REPRESENTED EMPLOYEES" has the meaning set forth in Section
5.7(b).

         "NORTHFIELD MOUNTAIN ADDER" means an amount to compensate the Seller at the Closing for the costs incurred by the Seller in connection with the reservoir level of the Northfield Mountain upper reservoir on the Closing Date. The Northfield Mountain Adder shall be equal to: (i) Generating Energy Available x (ii) 1.35 x (iii) the ECP, where

                  Generating Energy Available means the generating energy available above elevation level 938 feet, measured in megawatt hours, for the corresponding elevation of the Northfield Mountain upper reservoir, as measured as of 11:59 p.m. on the Closing Date, using the Northfield Mountain Upper Reservoir Energy Storage Tables attached hereto as Exhibit J; and

                  ECP means the average off-peak energy clearing price reported by ISO New England for the thirty day period preceding the Closing Date, where the off-peak period is the hours between 11:00 p.m. and 7:00 a.m. each day.

         "OFFSITE DISPOSAL FACILITY" means a location, other than a Facility or a Site, which receives or received Hazardous Substances for disposal by the Seller prior to the Closing Date or by the Buyer on or after the Closing Date.

         "PARTY" and "PARTIES" have the meanings set forth in the preamble above.

         "PERMITS" means all certificates, licenses, permits, approvals, consents, orders, decisions and other actions of a Governmental Authority pertaining to a particular Acquired Asset, or the ownership, operation or use thereof.

         "PERMITTED ENCUMBRANCES" has the meaning set forth in the definition of Lien.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PRE-APPROVED CAPITAL EXPENDITURES" means those capital expenditures set forth on SCHEDULE 5.3.

         "PROPRIETARY INFORMATION" means all information about either Party (the "DISCLOSING PARTY") or its properties or operations furnished to the other Party (the "RECEIVING PARTY") or its Representatives by the Disclosing Party or its Representatives, after the date hereof, regardless of the manner or medium in which it is furnished. Proprietary Information does not include information that
(a) is or becomes generally available to the public, other than as a result of a disclosure by the Receiving Party or its Representatives in violation of this Agreement; (b) was available to the Receiving Party on a nonconfidential basis prior to its disclosure by the Disclosing Party or its Representatives; (c) becomes available to the Receiving Party on a nonconfidential basis from a Person, other than the Disclosing Party or its Representatives, who, to the Receiving Party's actual knowledge, is not otherwise bound by a confidentiality agreement with the Disclosing Party or its Representatives, or is not otherwise under any obligation to the Disclosing Party or any of its Representatives not to transmit the information to the Receiving Party or its Representatives, or
(d) the Disclosing Party discloses to others on a non-confidential basis.

         "PURCHASE PRICE" has the meaning set forth in Section 2.5.

         "PURCHASE PRICE ADJUSTMENT" has the meaning set forth in Section 2.6.

         "REAL PROPERTY" has the meaning set forth in Section 2.1(a).

         "RECEIVING PARTY" has the meaning set forth in the definition of Proprietary Information.

         "RELATED AGREEMENTS" means the Assignment and Assumption Agreement, the Bill of Sale, the Deed, the Property Tax Agreement, the Interconnection Agreement, the Guaranty, the Generation Support Services Agreement, the Release of Mortgage Indenture, the Asset Demarcation Agreement, and the Reserved Easement.

         "RELEASE" means any actual, threatened or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substance into the Environment that may cause an Environmental Liability (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Substance).

         "RELEASE OF MORTGAGE INDENTURE" means the form of release substantially in the form attached hereto as Exhibit H.

         "REMEDIATION" means any or all of the following activities to the extent required to address the presence or Release of Hazardous Substances: (a) monitoring, investigation, assessment, treatment, cleanup containment, removal, mitigation, response or restoration work as well as obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (b) preparing and implementing any plans or studies for any such activity; (c) obtaining a written notice (or an oral notice which is appropriately documented or memorialized) from a Governmental Authority with competent jurisdiction under Environmental Laws or a written opinion of (i) a Licensed Environmental Professional (as defined in C.G.S. Section 22a-133v.) or
(ii) a Licensed Site Professional (as defined in M.G.L. c21A Section 19 et seq.), as contemplated by the relevant Environmental Laws and in lieu of a written notice from a Governmental Authority, that no material additional work is required; and (d) any other activities reasonably determined by a Party to be necessary or appropriate or required under Environmental Laws.

         "REPRESENTATIVE" means, as to any Person, such Person's Affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants).

         "REPRESENTED EMPLOYEES" has the meaning set forth in Section 5.7(a).

         "RESERVED EASEMENTS" means easements to be reserved by the Seller with respect to certain T&D Assets and associated telecommunications facilities located on the site of the Acquired Assets, as set forth in Schedule 2.1(a) hereto, to be reserved in the Deeds by language substantially in the form attached hereto as Exhibit A-2.

         "R.C.S.A." means Regulations of Connecticut State Agencies.

         "SCHEDULE" means a schedule to this Agreement.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SELLER" has the meaning set forth in the preamble.

         "SELLER'S REGULATORY APPROVALS" means those approvals identified on
SCHEDULE 6.2(c) hereto to be obtained by the Seller as a condition to the Seller's obligation to close under this Agreement.

         "SITE" means the Real Property and Improvements forming a part of, or used or usable in connection with, a Facility. Any reference to a Site shall include, by definition, the surface and subsurface elements, including the soils and groundwater present at such Site, and any reference to items "at the Site" shall include all items "at, on, in, upon, over, across, under and within" the Site.

         "T&D" means the transmission and distribution of electricity.

         "T&D ASSETS" means the transmission, distribution, communication, substation and other assets necessary to current or future T&D Operations of the Seller.

         "T&D OPERATIONS" means the process of conducting and supporting T&D.

         "TAKING" has the meaning set forth in Section 5.10.

         "TAX" or "TAXES" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "THIRD PARTY" means a Person who is not a Party, an Affiliate of a Party, a Representative of a Party, a Representative of an Affiliate of a Party or a shareholder of any of a Party, a Party's Affiliate or a Party's Representative.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 9.6(a).

         "TITLE COMMITMENTS" has the meaning set forth in Section 3.5.

         "TRADEMARKS" means any trademarks, service marks, trade dress, and logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

         "TRANSFERABLE PERMITS" has the meaning set forth in Section 3.6(b).

         "WARN ACT" means the Federal Worker Adjustment Retraining and Notification Act of 1988, as amended.

         "YEAR 2000 COMPUTER PROBLEM" means the failure or inability of any hardware, software, or firmware product (including embedded microcontrollers in non-computer equipment) to correctly differentiate between years, in different centuries, which years end in the same two digits, or accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations.

2.       ACQUISITION OF ASSETS BY BUYER.

         2.1. PURCHASE AND SALE OF ASSETS. The Seller agrees to sell, assign and transfer to the Buyer, and the Buyer agrees to purchase from the Seller at the Closing, subject to and upon the terms and conditions contained herein, free and clear of any Lien, all of the right, title and interest of the Seller in and to the following properties and assets owned by the Seller constituting, or used in and necessary for the operation of, the Facilities (collectively, the "ACQUIRED ASSETS"):

                  (a) the real property, Improvements thereon, easements and other rights in real property described in SCHEDULE 2.1(a)(i), but subject to the exceptions and encumbrances set forth in the Title Commitments and subject to the Permitted Encumbrances, including the matters set forth in SCHEDULE 2.1(a)(ii)(the "REAL PROPERTY");

                  (b) the machinery, equipment, furniture, boats, vehicles, intellectual property and other personal property owned by the Seller and located at the Facilities and Inventories (including without limitation the items of personal property described on SCHEDULE 2.1(b), all applicable warranties against manufacturers or vendors, to the extent that such warranties are transferable without further action by the Seller, and all items of personal property due under applicable warranties), in each case as in existence on the Effective Date, but excluding such items disposed of by the Seller in the ordinary course of business during the Interim Period, and including such additional items as may be acquired by the Seller for use in connection with the Acquired Assets in the ordinary course of business during the Interim Period;

                  (c) all rights with respect to leasehold interests and subleases and rights thereunder relating to real property set forth on
         SCHEDULE 2.1(c) (the "LEASES");

                  (d) all Permits relating to ownership or operation of the Facilities including, but not limited to, the Permits listed on
         Schedule 2.1(d);

                  (e) those contracts, agreements and personal property leases which are related to the ownership, use or operation of the Facilities and which are set forth in SCHEDULE 2.1(e) (the "CONTRACTS"), and all other contracts which relate directly to the operation of the Facilities; PROVIDED that the Seller shall retain the rights and interests under any Contract to the extent such rights and interests provide for indemnity and exculpation rights for pre-Closing occurrences for which the Seller remains liable under this Agreement;

                  (f) all books, operating records, engineering designs, blueprints, as-built plans, specifications, procedures, studies, reports and equipment repair, safety, maintenance or service records of the Seller relating specifically to the operation of the Facilities, including the Acquired Assets Employees' Records but expressly excluding financial records, employees records (other than the Acquired Assets Employees' Records) and books of account;

                  (g) the rights of the Seller to the use of the names of the Facilities set forth in SCHEDULE 2.1(g);

                  (h) the property covered by the Purchase and Sale Agreements for the Candlewood Lake Beaches Sales and the Lover's Leap Land Sale if the Seller gives the notice to the Buyer contemplated by
         Section 2.2(b) that some or all of such property is to be included as an Acquired Asset; and

                  (i) all rights of the Seller in and to any causes of action against a Third Party relating to any Assumed Liability, whether received as a payment or credit against future liabilities, including, without limitation, insurance proceeds, condemnation awards and cash payments under warranties covering the Acquired Assets to the extent such payments relate to Assumed Liabilities.

         2.2. EXCLUDED ASSETS. Notwithstanding anything to the contrary in this Agreement, there shall be excluded from the Acquired Assets to be sold, assigned, transferred, conveyed or delivered to the Buyer hereunder, and to the extent in existence on the Effective Date or on the Closing Date, there shall be retained by the Seller, any and all right, title or interest to the following assets, properties and rights (collectively, the "EXCLUDED ASSETS"):

                  (a) as identified on SCHEDULE 2.2(a) or in the Asset Demarcation Agreement, or any document or exhibit referred to or incorporated in the Asset Demarcation Agreement, the property comprising or constituting any or all of the T&D Assets located at the Sites (whether or not regarded as a "transmission", "distribution" or "generation" asset for regulatory or accounting purposes), including all switchyard facilities, substation facilities and support equipment, as well as all Permits and contracts, to the extent they relate to the T&D Assets, and those certain assets and facilities identified for use or used by the Seller or others pursuant to an agreement or agreements with the Seller for telecommunications purposes;

                  (b) the interests in real property covered by the Candlewood Conservation Restriction, the Candlewood Lake Beaches Sale and the Lover's Leap Land Sale and the rights of the Seller under the agreements related thereto including, without limitation, the rights of the Seller to receive the proceeds due to it under such agreements; provided, however, that in the event that the Seller gives notice to the Buyer that any of the Purchase and Sale Agreements for the Candlewood Lake Beaches Sale or the Lover's Leap Land Sale is terminated, which notice may be delivered by the Seller to the Buyer either before or after the Closing, the land to be conveyed under the applicable Purchase and Sale Agreement(s) shall be conveyed to the Buyer as an Acquired Asset, which conveyance may occur prior to or after the Closing;

                  (c) all Cash, accounts and notes receivable, checkbooks and canceled checks, bank deposits and property or income tax receivables or any other Tax refunds to the extent allocable to a period ending on or before the Closing Date;

                  (d) all contracts, instruments or other agreements relating to the sale by the Seller of electric capacity or energy under wholesale rates, or otherwise subject to regulation by the FERC;

                  (e) all rights of the Seller in and to any causes of action against a Third Party relating to any period through the Closing Date, whether received as a payment or credit against future liabilities, including, without limitation, any rights or interests in respect of any refunds relating to property Taxes paid by the Seller for any period prior to the Closing Date, insurance proceeds, condemnation awards and cash payments under warranties covering the Acquired Assets to the extent such payments relate to warranty claims made by the Seller prior to the Closing Date, but excluding any such rights of the Seller to the extent the associated Third Party claims relate to an Assumed Liability; and

                  (f) all rights of the Seller to the words "CL&P" and "The Connecticut Light and Power Company" and any Trademark which is composed of or comprises any derivative.

         2.3. ASSUMPTION OF LIABILITIES. On the terms and subject to the conditions set forth herein, from and after the Closing, the Buyer will assume and satisfy or perform all of the Liabilities of the Seller in respect of, or otherwise arising from the operation or use of the Acquired Assets, other than the Excluded Liabilities (as set forth in Section 2.4 below), including, without limitation, the following Liabilities (the "ASSUMED LIABILITIES"):

                  (a) all Environmental Liabilities, other than the Excluded Liabilities (as set forth in Section 2.4 below);

                  (b) all Liabilities under (i) the Contracts, Leases, and the Transferable Permits in accordance with the terms thereof, (ii) the contracts, leases and other agreements entered into by the Seller with respect to the Acquired Assets which would be required to be disclosed on SCHEDULE 2.1(c) or 2.1(e) but for the exception provided in clause
         (iii) of Section 3.8(a), in accordance with the terms thereof, and
         (iii) the contracts, leases, commitments and other agreements entered into by the Seller with respect to the Acquired Assets during the Interim Period consistent with the terms of this Agreement (including, without limitation, Capital Commitments, agreements with respect to Liabilities for real or personal property Taxes on any of the Acquired Assets entered into in accordance with the provisions of Section 5.3(d) or, to the extent such agreements do not allocate such Tax liability between the Acquired Assets and the Excluded Assets, all Tax liability under such agreements entered into by the Seller and any local government); except (x) in each case, to the extent such Liabilities, but for a breach or default by the Seller, would have been paid, performed or otherwise discharged on or prior to the Closing Date, or to the extent the same arise out of any such breach or default, or to the extent the same relate to performance rendered to the Seller prior to the Closing Date and (y) as otherwise provided in Section 2.4(f);

                  (c) all Liabilities under the Permitted Encumbrances other than under or with respect to the exercise of the Reserved Easements;

                  (d) all Liabilities relating to Employees for which the Buyer is responsible under Section 5.7;

                  (e) all other Liabilities expressly allocated to the Buyer in this Agreement or in any of the Related Agreements; and

                  (f) all Liabilities relating to ownership of the property covered by the Purchase and Sale Agreements relating to the Candlewood Lake Beaches Sales and the Lover's Leap Land Sale if the Seller gives the notice to the Buyer contemplated by Section 2.2(b) that such property is to be included as an Acquired Asset.

         2.4. EXCLUDED LIABILITIES. The Buyer shall not assume or be responsible for the performance of any of the following Liabilities (collectively, the "EXCLUDED LIABILITIES"):

                  (a) any Liability of the Seller in respect of or otherwise arising from the operation or use of the Excluded Assets or any other assets of the Seller that are not Acquired Assets;

                  (b) any Liability of the Seller including, without limitation, any Environmental Liability, in respect of or otherwise arising from the exercise of the Reserved Easements;

                  (c) any Liability relating to the treatment, disposal, storage, discharge, Release, recycling or the arrangement for such activities at, or the transportation to, any Offsite Disposal Facility, by the Seller, prior to the Closing Date, of Hazardous Substances that were generated at the Sites, PROVIDED that for purposes of this Section, "Offsite Disposal Facility" does not include any location to which Hazardous Substances disposed of or Released at the Acquired Assets have migrated;

                  (d) any Liability of the Seller arising from the making or performance of this Agreement or a Related Agreement or the transactions contemplated hereby or thereby;

                  (e) any Liability of the Seller in respect of payment obligations for goods delivered or services rendered prior to the Closing Date or other Liabilities under contracts or leases which the Buyer has not assumed pursuant to Section 2.3(b);

                  (f) any Liability which is or would be required to be accrued by the Seller on a balance sheet of the Seller as of the Closing Date prepared in accordance with GAAP, other than those Liabilities which are expressly set forth as Assumed Liabilities in Sections 2.3(a), (b) and (c) hereof;

                  (g) any Liability of the Seller arising out of any Employee Benefit Plan established or maintained by the Seller or to which the Seller contributes or any Liability for the termination of any such Employee Benefit Plan;

                  (h) any Liability of the Seller for any compensation or any benefits, including, without limitation, vacation pay, severance pay, post-retirement benefits and COBRA coverage, accruing on or prior to the Closing Date under the terms or provisions of any Seller Employee Benefit Plan, the Collective Bargaining Agreement or any other agreement, plan, practice, policy, instrument or document relating to any of the Acquired Assets Employees, other than the Liabilities expressly assumed by the Buyer under Section 5.7;

                  (i) any Liability of the Seller relating to any cause of action against the Seller filed with or pending before any court or administrative agency on the Closing Date;

                  (j) any Liability of the Seller for any fines or penalties imposed by a Governmental Authority resulting from (x) any investigation or proceeding pending on or prior to the Closing Date or
         (y) illegal acts or willful misconduct of the Seller on or prior to the Closing Date;

                  (k) any Environmental Liability to the extent such Environmental Liability arises out of or relates to any Governmental Authority's allegation and investigation of any criminal violations of Environmental Laws by the Seller of which the Seller has received formal written notification from such Governmental Authority on or prior to the Closing Date;

                  (l) any Environmental Liability to the extent such Environmental Liability derives from the same facts which form the basis of a conviction of, or plea of NOLO CONTENDERE by, the Seller for a violation of Environmental Laws which conviction or plea arises out of a Governmental Authority's investigation of criminal violations of Environmental Laws by the Seller of which the Seller receives formal written notification from such Governmental Authority on or before the sixth anniversary of the Effective Date; and

                  (m) any Liability in respect of Taxes attributable to the Acquired Assets for taxable periods ending on or before the Closing Date as such Taxes are to be pro rated in accordance with Section 2.8, except those Taxes for which the Buyer is liable pursuant to Section 8.

         2.5. PURCHASE PRICE. The Buyer agrees to assume the Assumed Liabilities and pay to the Seller at the Closing an aggregate amount equal to $681,350,000 (the "Initial Purchase Price") plus or minus amounts to account for
(i) the Estimated Adjustment to the Initial Purchase Price to be made as of the Closing under Section 2.6(c), and (ii) the pro rations to be made as of the Closing under Section 2.8(a), (the Initial Purchase Price, as so adjusted, shall be referred to herein as the "Closing Purchase Price"). The Closing Purchase Price shall be payable in cash by wire transfer to the Seller in accordance with written instructions of the Seller given to the Buyer at least three (3) Business Days prior to the Closing. Following the Closing, the Closing Purchase Price shall be subject to adjustment pursuant to Sections 2.6(d) and 2.8(b), and the Closing Purchase Price, as so adjusted pursuant to such Sections, shall be herein referred to as the "Purchase Price." Notwithstanding anything to the contrary herein, the Purchase Price shall not be subject to adjustment on account of the inclusion or non-inclusion as part of the Acquired Assets of the property covered by any of the Purchase and Sale Agreements relating to the Candlewood Lake Beaches Sales or the Lover's Leap Land Sale.

         2.6. ADJUSTMENTS TO INITIAL PURCHASE PRICE. The Initial Purchase Price shall be increased or reduced as set forth in Sections 2.6(a), (b) and
(c), and the Closing Purchase Price shall be subject to adjustment as set forth in Section 2.6(d). Such increases or reductions, as the case may be, shall be referred to herein as the "PURCHASE PRICE ADJUSTMENT" and shall be determined and paid as set forth below:

                  (a) the Initial Purchase Price shall be increased to account for the following items: (i) the net book value of all Inventories held by the Seller as of the Closing Date; (ii) the amount paid by the Seller in purchasing the vehicles identified as leased vehicles on Schedule 2.1(b); (iii) any Pre-Approved Capital Expenditures paid by the Seller during the Interim Period; (iv) any other capital expenditures paid by the Seller during the Interim Period necessitated by Good Utility Practice and to which the Buyer shall have consented pursuant to Section 5.3(f); (v) any operations and maintenance expenses paid for by the Seller during the Interim Period that the Seller would not have actually paid but for the Buyer's written request; (vi) the Northfield Mountain Adder; (vii) the Candlewood Lake Adder; and (viii) the amounts paid by the Seller in having surveys of the Facilities and Real Property performed in connection with the transactions contemplated hereby;

                  (b) the Initial Purchase Price shall be reduced to account for any Capital Commitments assumed by the Buyer that were not
         (i) Pre-Approved Capital Expenditures or (ii) capital expenditures necessitated by Good Utility Practice to which Buyer consented pursuant to Section 5.3(f);

                  (c) at least twenty (20) Business Days prior to the Closing Date, the Seller shall prepare and deliver to the Buyer an Estimated Closing Statement (the "ESTIMATED CLOSING STATEMENT") that shall set forth the Seller's best estimate of all adjustments to the Initial Purchase Price required by Sections 2.6(a) and 2.6(b) (the "ESTIMATED ADJUSTMENT"). Within ten (10) Business Days following the delivery of the Estimated Closing Statement by the Seller to the Buyer, the Buyer may object in good faith to the Estimated Adjustment in writing. If the Buyer objects to the Estimated Adjustment, the Parties shall attempt to resolve such dispute by negotiation. If the Parties are unable to resolve such dispute before five (5) Business Days prior to the Closing Date (or if the Buyer fails to object to the Estimated Adjustment), the Initial Purchase Price shall be adjusted (the "CLOSING ADJUSTMENT") for the Closing by the amount of the Estimated Adjustment not in dispute; and

                  (d) within thirty (30) days following the Closing Date, the Seller shall prepare and deliver to the Buyer a closing statement that shall set forth the Seller's computation of the final Purchase Price Adjustment based on Sections 2.6(a) and (b) and the components thereof taking into account actual data (the "CLOSING STATEMENT"). Within twenty (20) days following the delivery of the Closing Statement by the Seller to the Buyer, the Buyer may object to the Closing Statement in writing. The Seller agrees to cooperate with the Buyer to provide to the Buyer or the Buyer's Representatives information used to prepare the Closing Statement and information relating thereto. If the Buyer objects to the Closing Statement, the Parties shall attempt to resolve such dispute by negotiation. If the Parties are unable to resolve such dispute within twenty (20) days of any objection by the Buyer, the Parties shall appoint Ernst & Young who shall, at the Seller's and the Buyer's joint expense, review the Closing Statement and determine the appropriate Purchase Price Adjustment under this Section 2.6. The agreed upon Closing Statement or the finding of such accounting firm, as the case may be, shall be the Purchase Price Adjustment and shall be binding on the Parties. Upon the determination of the Purchase Price Adjustment, the Party owing a balance on account of the Purchase Price Adjustment shall deliver the balance due to the other Party no later than two (2) Business Days after such determination in immediately available funds or in any other manner as reasonably requested by the payee. The balance due shall be determined by offsetting against each Party's credits and debits arising from the Purchase Price Adjustment the credits and debits accorded to each Party in the Closing Statement on account of the Estimated Adjustment. The acceptance by the Buyer and the Seller of the Purchase Price Adjustment shall not constitute or be deemed to constitute a waiver of the rights of such Party in respect of any other provision of this Agreement.

         2.7. ALLOCATION OF PURCHASE PRICE. The Buyer and the Seller shall use their good faith best efforts to agree upon an allocation among the Acquired Assets of the sum of the Purchase Price and the Assumed Liabilities consistent with Section 1060 of the Code and the Treasury Regulations thereunder within one hundred and twenty (120) days of the Effective Date (or such later date as the Parties may mutually agree) but in no event fewer than thirty (30) days prior to the Closing. The Buyer and the Seller may jointly agree to obtain the services of an independent engineer or appraiser (the "INDEPENDENT APPRAISER") to assist the Parties in determining the fair value of the Acquired Assets solely for purposes of such allocation under this Section 2.7. If such an appraisal is made, both the Buyer and the Seller agree to accept the Independent Appraiser's determination of the fair value of the Acquired Assets. The cost of the appraisal shall be borne equally by the Buyer and the Seller. Each of the Buyer and the Seller agrees to file Internal Revenue Service Form 8594 and all federal, state, local and foreign Tax Returns in accordance with such agreed allocation. Each of the Buyer and the Seller shall report the transactions contemplated by this Agreement and the Related Agreements for federal Income Tax and all other Tax purposes in a manner consistent with the allocation determined pursuant to this Section 2.7. Each of the Buyer and the Seller agrees to provide the other promptly with any other information required to complete Form 8594. Each of the Buyer and the Seller shall notify and provide the other with reasonable assistance in the event of an examination, audit or other proceeding regarding the agreed upon allocation of the Purchase Price.

         2.8.     PRORATION.

                  (a) The Buyer and the Seller agree that all of the items normally prorated in a sale of assets of the type contemplated by this Agreement, including those listed below, relating to the business and operations of the Acquired Assets, will be prorated as of the Closing Date, with the Seller liable to the extent such items relate to any period through the Closing Date, and the Buyer liable to the extent such items relate to periods after the Closing Date: (i) personal property, Real Property, occupancy and water Taxes, assessments and other charges, if any, on or associated with the Acquired Assets; (ii) rent, Taxes and other items payable by or to the Seller under any of the Contracts or Leases assigned to and assumed by the Buyer hereunder;
         (iii) any Permit, license, registration or fees with respect to any Transferable Permit associated with the Acquired Assets; and (iv) sewer rents and charges for water, telephone, electricity and other utilities. Subject to

         Section 2.8(b), below, not less than five (5) Business Days prior to the Closing Date, the Parties shall agree upon the sum of the net amount of the prorated amounts to which either the Seller or the Buyer shall be entitled pursuant to this Section 2.8(a) and the Initial Purchase Price shall be adjusted to reflect such net amount.

                  (b) If the amount of one or more Taxes, fees or other liabilities to be prorated in accordance with Section 2.8(a) is not known or determinable on or prior to the Closing Date, the amounts to be prorated upon the Closing in accordance with Section 2.8(a) shall be based upon the actual Taxes, fees or other liabilities for the preceding year (or appropriate period) for which such actual Taxes, fees or liabilities are available. The amount of Taxes, fees or other liabilities prorated upon the Closing pursuant to Section 2.8(a) shall be adjusted upon the request of either the Seller, on the one hand, or the Buyer, on the other hand, made within sixty (60) days of the date the actual amounts become available. The Seller and the Buyer agree to furnish each other with such documents and other records that may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section 2.8.

         2.9. THE CLOSING. Unless otherwise agreed to by the Parties, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 225 Asylum Street, Hartford, CT, commencing at 9:00 a.m. Eastern time on the date that is five (5) days (or, if the fifth day is not a Business Day, then the next Business Day following such fifth day) following the date on which all of the conditions set forth in Sections 6.1 and 6.2 have either been satisfied or waived by the Party for whose benefit such condition exists, such satisfaction or waiver to conform to Section 11.12. The date of Closing is hereinafter called the "CLOSING DATE" and shall be effective for all purposes herein as of 11:59 p.m. Eastern time on the Closing Date.

         2.10. DELIVERIES BY THE SELLER AT THE CLOSING. At the Closing, the Seller shall deliver the following to the Buyer, duly executed and properly acknowledged, if appropriate:

                  (a) deeds for the Real Property and Improvements, substantially in the form attached hereto as EXHIBIT A-1 and otherwise in a form suitable for recording;

                  (b) the Bill of Sale, substantially in the form attached hereto as EXHIBIT B, for the tangible personal property included in the Acquired Assets;

                  (c) the Assignment and Assumption Agreement, in the form attached hereto as EXHIBIT C, in recordable form if necessary;

                  (d) the Property Tax Agreement, substantially in the form attached hereto as EXHIBIT D;

                  (e) the Interconnection Agreement, in the form attached hereto as EXHIBIT E;

                  (f) the Asset Demarcation Agreement, in the form attached hereto as EXHIBIT G;

                  (g) if requested by the Buyer, the Generation Support Services Agreement, executed by Northeast Generation Services, Inc.;

                  (h) the Release of Mortgage Indenture, substantially in the form attached hereto as EXHIBIT H;

                  (i)      a FIRPTA Affidavit executed by the Seller;

                  (j) certificates of title for the vehicles and boats which are part of the Acquired Assets;

                  (k) all attornment agreements, notices and other documents and instruments required for the assignment or other transfer of the Leases from the Seller to the Buyer, which agreements, notices, documents and instruments shall, upon the reasonable request of the Buyer, be in recordable form;

                  (l) copies of all consents, waivers or approvals obtained by the Seller with respect to the Acquired Assets, the transfer of the Transferable Permits or the consummation of the transactions contemplated by this Agreement and the Related Agreements, to the extent specifically required under this Agreement or the Related Agreements;

                  (m) the Environmental Consultant Reliance Letter in the form of Exhibit K hereto, duly executed and addressed to the Buyer;

                  (n) a certificate from an authorized officer of the Seller, dated the Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Sections 6.1(a), (b), (e) and
         (g) and Sections 6.2(c) and (d) have been satisfied;

                  (o) a copy, certified by the Secretary or an Assistant Secretary of the Seller, of corporate resolutions authorizing the execution and delivery of this Agreement and the Related Agreements and instruments attached as exhibits hereto and thereto, and the consummation of the transactions contemplated hereby and thereby;

                  (p) a certificate of the Secretary or an Assistant Secretary of the Seller which shall identify by name and title and bear the signature of the officers of the Seller authorized to execute and deliver this Agreement and the Related Agreements and instruments attached as exhibits hereto and thereto;

                  (q) an opinion or opinions from one or more counsel to the Seller (any of whom may be an employee of the Seller), dated the Closing Date and reasonably satisfactory in form to the Buyer and its counsel, covering substantially the matters set forth in SCHEDULE 2.10(q);

                  (r) all such other instruments of sale, transfer, conveyance, assignment or assumption as the Buyer and its counsel may reasonably request in connection with the sale of the Acquired Assets, PROVIDED HOWEVER, that this Section 2.10(r) shall not require the Seller to prepare or obtain any surveys relating to the Real Property other than those previously provided to the Buyer; and

                  (s) copies of the Title Commitments and surveys described in Schedule 2.1(a)(i).

         2.11. DELIVERIES BY THE BUYER AT THE CLOSING. At the Closing, the Buyer shall deliver to the Seller, properly executed and acknowledged, if appropriate:

                  (a)      the Closing Purchase Price;

                  (b) the Assignment and Assumption Agreement, in the form attached hereto as EXHIBIT C to this Agreement, duly executed by the Buyer, and if necessary or desirable to the Seller, in recordable form;

                  (c) the Property Tax Agreement, substantially in the form attached hereto as EXHIBIT D;

                  (d) the Interconnection Agreement, in the form attached hereto as EXHIBIT E;

                  (e) the Asset Demarcation Agreement, in the form attached hereto as EXHIBIT G;

                  (f) if requested by the Buyer, the Generation Support Services Agreement;

                  (g) a certificate from an authorized officer of the Buyer, dated the Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Sections 6.1(c) and (d) and Sections 6.2(a), (b), (e) and (g) have been satisfied;

                  (h) a copy, certified by the Secretary or Assistant Secretary of the Buyer, of resolutions authorizing the execution and delivery of this Agreement and the Related Agreements and instruments attached as exhibits hereto and thereto, and the consummation of the transactions contemplated hereby and thereby;

                  (i) a certificate of the Secretary or Assistant Secretary of the Buyer which shall identify by name and title and bear the signature of the officers of the Buyer authorized to execute and deliver this Agreement and the Related Agreements and instruments attached as exhibits hereto and thereto;

                  (j) one or more opinions from counsel to the Buyer, dated the Closing Date and reasonably satisfactory in form to the Seller and its counsel, covering substantially the matters set forth in SCHEDULE 2.11(j);

                  (k)      evidence of the Buyer's membership in NEPOOL; and

                  (l) all such other instruments of purchase, sale, transfer, conveyance, delivery, receipt, assignment or assumption as the Seller and its counsel may reasonably request in connection with the sale or purchase of the Acquired Assets or assumption of the Assumed Liabilities.

3. REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF THE SELLER. The Seller represents and warrants to the Buyer that the statements contained in this
Section 3 are correct and complete as of the Effective Date.

         3.1. ORGANIZATION OF THE SELLER. The Seller is duly organized, validly existing and in good standing under the laws of the State of Connecticut. Copies of the charter and by-laws of the Seller, each as amended to date, have been heretofore delivered to the Buyer and are accurate and complete.

         3.2. AUTHORIZATION OF TRANSACTION. The Seller has the power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Related Agreements and, subject to receipt of all the Seller's Regulatory Approvals, to perform its obligations hereunder and thereunder. All corporate actions or proceedings to be taken by or on the part of the Seller to authorize and permit the due execution and valid delivery by the Seller of this Agreement and the Related Agreements and the instruments required to be duly executed and validly delivered by the Seller pursuant hereto and thereto, the performance by the Seller of its obligations hereunder and thereunder, and the consummation by the Seller of the transactions contemplated herein and therein, have been duly and properly taken. This Agreement and the Related Agreements have been duly executed and validly delivered by the Seller and constitute the legal, valid and binding obligation of Seller, enforceable in accordance with their terms and conditions.

         3.3. NONCONTRAVENTION. Subject to the Seller obtaining the Seller's Regulatory Approvals, neither the execution and the delivery of this Agreement or any of the Related Agreements, nor the consummation of the transactions contemplated hereby and thereby (including the assignments and assumptions referred to in Sections 2.10(r) and 2.11(l) above), will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, license or other restriction of any Governmental Authority to which the Seller or any of its property is subject or any provision of the charter or by-laws of the Seller, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Lien upon any of the Acquired Assets), except for matters that will not have a Material Adverse Effect or as disclosed in SCHEDULE 3.3 or any other Schedule.

         3.4. BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         3.5. TITLE TO ACQUIRED ASSETS. Except for Permitted Encumbrances, the Seller has title to the Real Property to the extent, and only to the extent, specified in the title policy commitments attached hereto on SCHEDULE 3.5 (the "TITLE COMMITMENTS"). Except as set forth in SCHEDULE 3.5 and except for Permitted Encumbrances, the Seller has good and valid title to the other Acquired Assets.

         3.6.     LEGAL AND OTHER COMPLIANCE; PERMITS.

                  (a) The Seller is in compliance with all current Laws applicable to the Acquired

         Assets or the Seller's operation of the Acquired Assets the violation of which could have a Material Adverse Effect, other than as disclosed in SCHEDULE 3.6 and other than with respect to matters covered by
         SECTION 3.12 below.

                  (b) SCHEDULE 2.1(d) sets forth all Permits which are material to the ownership or operation of the Facilities, and also identifies those material Permits which are transferable or assignable by the Seller to the Buyer or which will pass to the Buyer as successor in title to the Facilities by operation of applicable Laws (the "TRANSFERABLE PERMITS").

         3.7. TAXES. The Seller has filed all Tax Returns that it was required to file, and has paid all Taxes that have become due as indicated thereon, where the failure so to file or pay could have a Material Adverse Effect, except where the Seller is contesting the same in good faith by appropriate proceedings. There is no unpaid Tax due and payable that could have a Material Adverse Effect on the Buyer's ownership, operation or use of the Acquired Assets for which the Buyer could become liable.

         3.8.     CONTRACTS AND LEASES.

                  (a) Except (i) as listed in SCHEDULE 2.1(c) or 2.1(e) or any other Schedule, (ii) for contracts, agreements, personal property leases, commitments, understandings or instruments which will expire prior to the Closing Date, and (iii) for agreements with suppliers entered into in the ordinary course of business that will not by their terms extend more than two years beyond the Closing Date and whose payment obligations do not exceed more than $50,000 individually and $500,000 in the aggregate, the Seller is not a party to any written contract, agreement, personal property lease, commitment, understanding or instrument which (x) is material to the business or operations of the Acquired Assets or (y) which provides for the sale of any amount of capacity or energy from any of the Acquired Assets (whether or not entered into in the ordinary course of business).

                  (b) Except as disclosed in SCHEDULE 3.8(b) (i) each of the Contracts constitutes a valid and binding obligation of the Seller,
         (ii) the Seller is not in default in any material respect under any of the Contracts and, to the Seller's Knowledge, the other parties to the Contracts are not in default in any material respect under any thereof, and (iii) the Contracts may be transferred to the Buyer pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any material rights thereunder.

         3.9. INSURANCE. Except as set forth in SCHEDULE 3.9, all material policies of fire, liability, worker's compensation and other forms of insurance owned or held by the Seller insuring the Acquired Assets are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retroactive premiums which may be payable with respect to comprehensive general liability and worker's compensation insurance policies), and no written notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. Except as described in SCHEDULE 3.9, as of the date of this Agreement, the Seller has not been refused any insurance with respect to the Acquired Assets nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last twelve months.

         3.10. LITIGATION. Except as disclosed in SCHEDULE 3.10, no action, suit, claim, demand or other proceeding is pending or, to Seller's Knowledge, threatened that would be reasonably likely to result in a Material Adverse Effect or that questions the validity of this Agreement or the Related Agreements or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or the Related Agreements.

         3.11.    EMPLOYEES. The Collective Bargaining Agreement referenced in
SCHEDULE 3.11 is the only collective bargaining agreement to which the Seller is a party and which governs terms and conditions of employment of employees of the Seller whose employment relates primarily to the Acquired Assets. A true and correct copy of the Collective Bargaining Agreement has heretofore been delivered to the Buyer. Except as described in SCHEDULE 3.11, and except as to such matters as will not have a Material Adverse Effect: (i) the Seller has not experienced any labor disputes, strikes or work stoppages by such employees due to labor disagreements since 1971 and to the Seller's Knowledge none is currently pending; (ii) to the Seller's Knowledge the Seller is in compliance with all applicable Laws respecting employment and employment practices, equal employment opportunity, occupational health and safety and affirmative action, terms and conditions of employment and wages and hours; (iii) the Seller has not received written notice from any Governmental Authority of any unfair labor practice charge, complaint or proceeding against the Seller pending or threatened before the National Labor Relations Board or any other Governmental Authority with respect to such employees; (iv) no arbitration proceeding arising out of or under any collective bargaining agreement with respect to the Acquired Assets is pending against the Seller; and (v) the Seller is in compliance in all material respects with the Collective Bargaining Agreement.

         3.12. ENVIRONMENTAL MATTERS. During the two-year period preceding the Effective Date, except as disclosed in SCHEDULE 3.12, and except where such matters, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) the Seller did not receive any written notice from any Governmental Authority that it is not in compliance with Environmental Laws or failed to obtain material Permits required for the ownership or operation of any Acquired Asset under Environmental Laws; (ii) the Seller did not receive any written notice from any Governmental Authority that any Acquired Asset is listed under the Comprehensive Environmental Response, Compensation Liability Information Systems or any similar state list; (iii) the Seller did not receive any written notice from any Person alleging Liability for any Environmental Claims; and (iv) the Seller was not required by any applicable Environmental Laws to place any use or activities restrictions or any institutional controls on any Acquired Assets. The Seller has no Knowledge of any matters which could give rise to Environmental Liabilities which would reasonably be expected to have a Material Adverse Effect which are not disclosed or identified in the Phase I and Phase II Reports referred to in SCHEDULE 3.12.

         3.13. CONDEMNATION. Except as set forth in SCHEDULE 3.13, the Seller has received no written notice from any Governmental Authority of any pending or threatened proceeding to condemn or take by power of eminent domain or otherwise, by any Governmental Authority, all or any part of the Acquired Assets, which would constitute a Major Loss.

         3.14. REGULATION AS A UTILITY. The Seller is a public service company and an electric company under C.G.S. Sections 16-1(4) and 16-1(8), and is subject to regulation as such by the DPUC, and is a "subsidiary company" of a "holding company" which is registered under (and as those terms are defined in) the Public Utility Holding Company Act of 1935, as amended.

         3.15. BENEFIT PLANS. SCHEDULE 3.15 lists as of the Effective Date, all Employee Benefit Plans established, sponsored, maintained or contributed to by (or to which there is an obligation to contribute of) the Seller in respect of the Acquired Assets Employees. Accurate and complete copies of all such Employee Benefit Plans (excluding Multiemployer Plans) have been made available to the Buyer. Except as disclosed on SCHEDULE 3.15, the Seller does not contribute to, and has no obligation to contribute to, any Multiemployer Plan. No liability under Title IV or Section 302 of ERISA or Section 412 of the Code has been incurred by the Seller with respect to the Acquired Assets Employees that has not been satisfied in full, and to the Seller's Knowledge no condition exists that presents a material risk to the Seller of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation, which premiums have been paid.

         3.16. ASSETS USED IN OPERATION OF THE FACILITIES. Except as set forth in Schedule 3.16, the Acquired Assets include all material assets and properties that are used by the Seller in the operation of the Facilities on the Effective Date.

         3.17. SURVEYS OF FACILITIES. The surveys of the Facilities provided by the Seller to the Buyer show the locations of all of the material electric generating buildings and related facilities located at such Facilities.

         3.18. YEAR 2000 COMPUTER PROBLEM. The Seller has performed all of the work regarding addressing the Year 2000 Computer Problem which the Seller has advised ISO New England and NEPOOL has been performed, as more particularly identified in SCHEDULE 3.18. The disclosures regarding the Year 2000 Computer Problem set forth in the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 of Northeast Utilities and in the subsequent reports filed by Northeast Utilities under the Securities Exchange Act of 1934, as amended, prior to the date of this Agreement, are true and correct in all material respects insofar as such disclosures pertain to the Acquired Assets.

         3.19. INTELLECTUAL PROPERTY. SCHEDULE 2.1(b) discloses all of the material intellectual property owned or leased by the Seller and used for the physical operation of the Acquired Assets. the Seller has all right, title and interest in or valid, binding and irrevocable rights to use such intellectual property without material limitation, Liens or royalty burdens. To the Knowledge of the Seller, none of such intellectual property included in the Acquired Assets is being infringed by any other Person, and the Seller, to its Knowledge, is not infringing and has not received notice that it is infringing (or allegedly infringing) any intellectual property of any other Person in connection with the operation of the Acquired Assets, which in either case could reasonably be expected to have a Material Adverse Effect. With respect to such intellectual property, there are no restrictions on transfer by the Seller to the Buyer of such intellectual property which restrictions would have a Material Adverse Effect.

         3.20. DISCLAIMERS REGARDING ACQUIRED ASSETS. EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 3, THE ACQUIRED ASSETS ARE SOLD "AS IS, WHERE IS," AND THE SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE FACILITIES, TITLE, CONDITION, VALUE OR QUALITY OF THE ACQUIRED ASSETS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE ACQUIRED ASSETS INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE ACTUAL OR RATED GENERATING CAPABILITY OF ANY OF THE FACILITIES OR THE ABILITY OF THE BUYER TO SELL FROM ANY OF THE FACILITIES ELECTRIC ENERGY, CAPACITY OR OTHER PRODUCTS RECOGNIZED BY ISO NEW ENGLAND FROM TIME TO TIME, AND THE SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ACQUIRED ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR AS TO THE CONDITION OF THE ACQUIRED ASSETS, OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE ACQUIRED ASSETS WITH RESPECT TO THE YEAR 2000 COMPUTER PROBLEM, OR WHETHER THE SELLER POSSESSES SUFFICIENT REAL PROPERTY OR PERSONAL PROPERTY TO OPERATE THE ACQUIRED ASSETS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE SELLER FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE CONDITION OF THE ACQUIRED ASSETS OR THE SUITABILITY OF THE FACILITIES FOR OPERATION AS POWER PLANTS OR AS SITES FOR THE DEVELOPMENT OF ADDITIONAL OR REPLACEMENT GENERATION CAPACITY AND NO SCHEDULE OR EXHIBIT TO THIS AGREEMENT OR ANY RELATED AGREEMENT, NOR ANY OTHER MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY THE SELLER, OR BY ANY BROKER OR INVESTMENT BANKER, INCLUDING WITHOUT LIMITATION ANY INFORMATION OR MATERIAL CONTAINED IN THE DESCRIPTIVE MEMORANDUM DATED AS OF FEBRUARY 10, 1999 AND ANY ORAL, WRITTEN OR ELECTRONIC RESPONSE TO ANY INFORMATION REQUEST PROVIDED TO THE BUYER, WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF THE ACQUIRED ASSETS. NOTHING IN THIS DISCLAIMER OR THIS AGREEMENT SHALL BE DEEMED TO AFFECT THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER ANY RELATED AGREEMENT FOR A

BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT CONTAINED IN SUCH RELATED AGREEMENT.

4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the Effective Date.

         4.1. ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. Copies of the organizational documents and bylaws of the Buyer, each as amended to date, have been heretofore delivered to the Seller and are accurate and complete.

         4.2. AUTHORIZATION OF TRANSACTION. The Buyer has the power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Related Agreements and, subject to receipt of all Buyer's Regulatory Approvals, to perform its obligations hereunder and thereunder. All corporate actions or proceedings to be taken by or on the part of the Buyer to authorize and permit the due execution and valid delivery by the Buyer of this Agreement, the Related Agreements and the instruments required to be duly executed and validly delivered by the Buyer pursuant hereto and thereto, the performance by the Buyer of its obligations hereunder and thereunder, and the consummation by the Buyer of the transactions contemplated herein and therein, have been duly and properly taken. This Agreement and the Related Agreements have been duly executed and validly delivered by the Buyer and constitute the valid and legally binding obligations of the Buyer, enforceable in accordance with their terms and conditions.

         4.3. NONCONTRAVENTION. Subject to the Buyer obtaining the Buyer's Regulatory Approvals, neither the execution and the delivery of this Agreement or any of the Related Agreements, nor the consummation of the transactions contemplated hereby and thereby (including the assignments and assumptions referred to in Sections 2.10(t) and 2.11(l) above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which the Buyer is subject or any provision of the organizational documents or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except for matters that will not have a Buyer Material Adverse Effect.

         4.4. BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

         4.5. LITIGATION. No action, suit, claim, demand or other proceeding is pending or, to


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

the Buyer's Knowledge, threatened that would be reasonably likely to result in a Buyer Material Adverse Effect or that questions the validity of this Agreement or the Related Agreements or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or the Related Agreements. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against the Buyer that have a Buyer Material Adverse Effect or impair, estop, impede, restrain, ban or otherwise adversely affect the Buyer's ability to satisfy or perform any of the Assumed Liabilities under any federal, state or local Law.

         4.6. NO KNOWLEDGE OF THE SELLER'S BREACH. The Buyer has no Knowledge of any breach by the Seller of any representation or warranty contained in Section 3 hereof, or of any condition or circumstance that would excuse the Buyer from performance of its obligations under this Agreement or the Related Agreements.

         4.7. AVAILABILITY OF FUNDS. The Buyer has sufficient funds available to it to pay the Closing Purchase Price on the Closing Date.

         4.8.     "AS IS" SALE. The representations and warranties set forth in
Section 3 hereof constitute the sole and exclusive representations and warranties of the Seller in connection with the transactions contemplated hereby. There are no representations, warranties, covenants, understandings or agreements among the Parties regarding the Acquired Assets or their transfer other than those incorporated in this Agreement. Except for the representations and warranties expressly set forth in Section 3, the Buyer disclaims reliance on any representations, warranties or guarantees, either express or implied, by the Seller including but not limited to any representation or warranty expressed or implied in the Descriptive Memorandum dated as of February 10, 1999 and any oral, written or electronic response to any information request provided to the Buyer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE BUYER ACKNOWLEDGES AND AGREES THAT THE ACQUIRED ASSETS ARE BEING ACQUIRED "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR CONDITION ON THE CLOSING DATE, AND THAT PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE BUYER HAS CONDUCTED TO ITS SATISFACTION ALL NECESSARY AND SUFFICIENT EXAMINATION OF THE ACQUIRED ASSETS, AND THAT THE BUYER IS RELYING ON ITS OWN EXAMINATION OF THE ACQUIRED ASSETS, AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY MADE BY THE SELLER, OR ANY BROKER OR INVESTMENT BANKER. THE BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SET FORTH IN
SECTION 9.1, THE REPRESENTATIONS AND WARRANTIES OF THE SELLER SET FORTH IN THIS AGREEMENT TERMINATE AS OF THE CLOSING DATE OR TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 10.1, AND THAT FOLLOWING THE CLOSING DATE OR SUCH TERMINATION, AS THE CASE MAY BE, THE BUYER SHALL HAVE NO RECOURSE AGAINST THE SELLER WITH RESPECT TO ANY BREACH OF SUCH REPRESENTATIONS AND WARRANTIES.

         4.9. AFFILIATE GUARANTY. If the Buyer assigns its rights and interests to an Affiliate or Affiliates pursuant to Section 11.5 hereof, the Buyer shall be deemed to have made the representations and warranties in this
Section 4 on behalf of itself and any such Affiliate as if such Affiliate were a signatory to this Agreement.

         4.10. QUALIFIED BUYER. To the Knowledge of the Buyer, the Buyer is qualified to obtain any Permits necessary for the Buyer to own and operate the Acquired Assets as of the Closing, to the extent such operation is either required by any Related Agreement or this Agreement, or is contemplated by the Buyer.

         4.11. CANDLEWOOD LAKE BEACHES SALES AND LOVER'S LEAP LAND SALE DUE DILIGENCE. The Buyer has been given an opportunity to evaluate all obligations arising from ownership of the property covered by the Candlewood Lake Beaches Sales and the Lover's Leap Land Sale.

5.       COVENANTS. The Parties agree as follows:

         5.1. GENERAL. Prior to the Closing, each of the Parties will use its best efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements prior to January 1, 2000 (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

         5.2.     NOTICES, CONSENTS AND APPROVALS.

                  (a) The Seller and the Buyer shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. The Parties shall use Commercially Reasonable Efforts to make such filings, as promptly as possible after the Effective Date, to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the Hart-Scott-Rodino Act to terminate or expire at the earliest possible date after the date of filing. The Buyer will pay all filing fees under the Hart-Scott-Rodino Act, but each Party will bear its own costs for the preparation of any filing. Both Parties shall use Commercially Reasonable Efforts to cause any waiting period under the Hart-Scott-Rodino Act with respect to the transactions contemplated by this Agreement and the Related Agreements to expire or terminate at the earliest possible time.

                  (b) Prior to the Closing, the Seller and the Buyer shall cooperate with each other and use all Commercially Reasonable Efforts to (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (iii) obtain the transfer or reissuance to the Buyer of all necessary Permits and (iv) obtain all necessary consents, approvals and authorizations of all other parties necessary or advisable to consummate the transactions contemplated by this Agreement or in any of the Related Agreements (including, without limitation, the Seller's Regulatory Approvals and the Buyer's Regulatory Approvals) or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which the Seller or the Buyer is a party or by which any of them is bound. The Seller and the Buyer shall have the right to review in advance all characterizations of the information relating to the transactions contemplated by this Agreement or in any of the Related Agreements which appear in any filing made in connection with the transactions contemplated hereby or thereby. Notwithstanding the foregoing, the Seller is not obligated to assign or transfer any interest in any Transferable Permits, including, without limitation, those obtained pursuant to the applicable requirements of Environmental Laws, if the consent or approval of the third Person for such assignment or transfer cannot be obtained.

                  (c) The Buyer shall have primary responsibility for securing the transfer or reissuance of the Permits (including the Transferable Permits) effective as of the Closing Date. The Seller shall cooperate with the Buyer's efforts in this regard and the Seller shall use each and every Commercially Reasonable Effort to assist in the transfer or reissuance when so requested by the Buyer. If Buyer is unable to secure the transfer or reissuance of one or more Permits effective on the Closing Date, the Seller shall continue to cooperate with the Buyer's efforts to secure such transfer or reissuance following the Closing Date.

         5.3. OPERATION OF BUSINESS. During the Interim Period, the Seller will operate and maintain the Acquired Assets in the ordinary course consistent with Good Utility Practices (including the continued scheduling and performance of regular and customary maintenance and maintenance overhauls), unless otherwise contemplated by this Agreement or with the prior written consent of the Buyer. Without limiting the generality of the foregoing, the Seller shall not, without the prior written consent of the Buyer, which Buyer shall not unreasonably withhold or delay, during the Interim Period, with respect to the Acquired Assets:

                  (a) sell, lease (as lessor), transfer or otherwise dispose of, any of the Acquired Assets, other than as used, consumed or replaced in the ordinary course of business consistent with Good Utility Practices, or encumber, pledge, mortgage or suffer to be imposed on any of the Acquired Assets any encumbrance other than Permitted Encumbrances, other than such additional financing under the Mortgage Indenture as shall not prevent the Seller from obtaining a Mortgage Indenture Release substantially in the form attached hereto as EXHIBIT H;

                  (b) make any material change in the levels of Inventories customarily maintained by the Seller with respect to the Acquired Assets, except for such changes that are consistent with Good Utility Practices;

                  (c) amend, terminate or otherwise modify any Contract, Lease or Permit other than in the ordinary course of business, or as may be required in connection with transferring the Seller's rights or obligations thereunder to the Buyer pursuant to this Agreement, or as may be required in connection with the renewal of FERC licenses with respect to certain of the Acquired Assets; provided, that the Seller shall not propose or agree to any change to the Draft Application for Relicensing of the Housatonic Project (including the Falls Village Project) in the form dated March 1999 in any material respect without the consent of the Buyer, which Buyer shall not unreasonably withhold or delay;

                  (d) enter into, amend, or otherwise modify any real or personal property Tax agreement, treaty or settlement;

                  (e) enter into any commitment for the purchase or sale of fuel (whether commodity or transportation) having a term greater than nine (9) months and not terminable either (i) automatically on the Closing Date; or (ii) by option of the Buyer in its sole discretion at any time after the Closing Date, where the aggregate payment under such fuel commitment and all other then outstanding fuel commitments would be expected to exceed $75 million;

                  (f) make any capital expenditures that are not Pre-Approved Capital Expenditures or enter into a Capital Commitment with respect thereto, except for those capital expenditures or Capital Commitments necessitated by Good Utility Practice, with respect to which the Seller shall advise the Buyer of the proposed incurrence thereof not less than thirty days prior to the time the capital expenditures are to be made or a Capital Commitment with respect thereto undertaken (or such shorter period as may be necessitated by an emergency situation), and with respect to which the Buyer shall promptly deliver the written consent contemplated by this Section 5.3 unless the Buyer reasonably objects thereto.

Notwithstanding anything in Section 5.3 to the contrary, the Seller may, in its sole discretion, (i) make Pre-Approved Capital Expenditures or incur a Capital Commitment with respect thereto and (ii) make Capital Commitments for which an adjustment to the Initial Purchase Price will be made pursuant to Section 2.6(b).

         5.4.     FULL ACCESS; YEAR 2000 COMPUTER PROBLEM

                  (a) During the Interim Period, the Seller will permit the Buyer and Representatives of the Buyer during normal business hours (i) to have access upon reasonable notice, in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, management, personnel, books, records (including Tax records) and documents associated with the Acquired Assets; (ii) permit the Buyer to make such reasonable inspections thereof as the Buyer may reasonably request; and (iii) furnish the Buyer with a copy of each material report, schedule or other document filed or received by it with respect to the Acquired Assets with a Governmental Authority. Notwithstanding the foregoing, and without limiting the generality of the confidentiality provisions set forth in Section 7 hereof, the Seller shall: (i) not provide any information that the Seller or the Seller's counsel believes constitutes or could be deemed to constitute a waiver of the attorney-client privilege, and (ii) not be required to supply the Buyer with any information or records that the Seller is under a legal obligation not to supply, including, without limitation, any Acquired Assets Employees' Records.

                  (b) During the Interim Period, the Seller shall consult with the Buyer and cooperate with the Buyer's reasonable requests regarding modifications to any hardware, software or firmware (including embedded microcontrollers in non-computer equipment) included in the Acquired Assets so as to ensure to the extent practicable that on and following the Closing Date the operation of the Acquired Assets by the Buyer will not be interrupted or adversely affected due to the Year 2000 Computer Problem. Any amounts expended by the Seller at the request of the Buyer under this Section 5.4(b) shall constitute an adjustment to the Initial Purchase Price pursuant to Section 2.6(a) hereof.

                  (c) During the Interim Period, at the sole cost and expense of the Buyer, the Seller will permit designated employees or Representatives of the Buyer (the "Buyer's Observers") to observe all operations of the Seller related to the Acquired Assets and such observation shall be permitted on a cooperative basis in the presence of personnel of the Seller during normal business hours of the Seller; provided, however, that the Buyer's Observers shall not unreasonably interfere with the operation of the Acquired Assets by the Seller.

         5.5.     INTERIM PERIOD NOTICE.

                  (a) Each Party shall notify the other promptly if any information comes to its attention prior to the Closing that is likely
         (i) to excuse it from the performance of its obligations under this Agreement or the Related Agreements or (ii) cause any condition to close set forth in Sections 6.1 or 6.2 not to be satisfied.

                  (b) The Seller shall notify the Buyer of the existence of any matter which would cause any of the representations or warranties in Section 3 above to be untrue or incorrect. Unless the Buyer has the right to terminate this Agreement pursuant to Section 10.1(b)(vi) below by reason of such notice and exercises that right within the period of 15 days referred to in Section 10.1(b)(vi) below, the written notice pursuant to this Section 5.5(b) shall be deemed to have amended the appropriate Schedule or Schedules as of the Effective Date, to have qualified the representations and warranties contained in Section 3 above as of the Effective Date, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the existence of such matter.

                  (c) The Buyer may elect at any time to notify the Seller of the existence of any matter, which if in existence on the Effective Date or the Closing Date would or might cause any of the representations or warranties in Section 4 above to be untrue or incorrect. Unless the Seller has the right to terminate this Agreement pursuant to Section 10.1(c)(vi) below by reason of such notice and exercises that right within the period of 15 days referred to in
         Section 10.1(c)(vi) below, the written notice pursuant to this Section 5.5(c) shall be deemed to have amended the appropriate Schedule or Schedules as of the Effective Date, to have qualified the representations and warranties contained in Section 4 above as of the Effective Date, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the existence of such matter.

         5.6.     FURTHER ASSURANCES.

                  (a) At any time and from time to time after the Closing, at the request of a Party, the other Party will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the Seller and the Buyer may both reasonably agree is necessary to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to or interest in the Acquired Assets and Assumed Liabilities or to put the Buyer in actual possession and operating control of the Acquired Assets.

                  (b) In the event that any asset that is an Acquired Asset shall not have been conveyed to the Buyer at the Closing, the Seller shall, subject to Sections 5.6(c), (d) and (e), use its best efforts to convey such asset to the Buyer as promptly as is practicable after the Closing.

                  (c) To the extent that the Seller's rights under any Contract or Lease may not be assigned without the consent of another Person which consent has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and the Seller, at its expense, shall use its Commercially Reasonable Efforts to obtain any such required consent(s) as promptly as possible. The Seller and the Buyer agree that if any consent to an assignment shall not be obtained, or if any attempted assignment would be ineffective or would impair the Buyer's rights and obligations under the Contract or Lease in question, so that the Buyer would not in effect acquire the benefit of all such rights and obligations, the Seller, to the maximum extent permitted by law and such Contract or Lease, shall, after the Closing, appoint the Buyer to be the Seller's agent with respect to such Contract or Lease, and the Seller shall, to the maximum extent permitted by law and such Contract or Lease, enter into such reasonable arrangements with the Buyer as are necessary to provide the Buyer with the benefits and obligations of such Contract or Lease. The Seller and the Buyer shall cooperate and shall each use their Commercially Reasonable Efforts after the Closing to obtain an assignment of such Contract or Lease to the Buyer; PROVIDED that neither the Seller nor the Buyer shall have any obligation to offer or pay any consideration in order to obtain any such consents.

                  (d) To the extent that the Seller's rights under any warranty or guaranty described in Section 2.1(b) may not be assigned without the consent of another Person, which consent has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach thereof, or be unlawful. The Seller and the Buyer agree that if any consent to an assignment of any such warranty or guaranty would be ineffective or would impair the Buyer's rights and obligations under the warranty or guaranty in question, so that the Buyer would not in effect acquire the benefit of all such rights and obligations, the Seller shall use Commercially Reasonable Efforts, at the Buyer's sole cost and expense, to the extent permitted by law and such warranty or guaranty, to enforce such warranty or guaranty for the benefit of the Buyer so as to the maximum extent possible to provide the Buyer with the benefits and obligations of such warranty or guaranty. Notwithstanding the foregoing, the Seller shall not be obligated to bring or file suit against any Third Party, PROVIDED that if the Seller shall determine not to bring or file suit after being requested by the Buyer to do so, the Seller shall assign, to the extent permitted by law or any applicable agreement or contract, its rights in respect of the claims so that the Buyer may bring or file such suit.

                  (e) To the extent that any personal property lease cannot be assigned to the Buyer or is not subject to arrangements described in
         Section 5.6(c), upon the Buyer's request and at the Buyer's sole expense, the Seller will use Commercially Reasonable Efforts to acquire the assets relating to such lease and to include them in the Acquired Assets before the Closing Date.

                  (f) Following the Closing, the Seller shall cooperate with the Buyer to effect a conveyance to the Buyer of such additional land and/or associated flowage rights as the Seller may own and as may be necessary in connection with the renewal by FERC of the current licenses for the Housatonic River Project (Projects 2576 and 2597) because of a decision by FERC to include such land within the Project boundary. Any such conveyance by the Seller to the Buyer shall be at a price equal to the fair market value of the land and/or associated flowage rights conveyed, as shall be determined by an appraisal conducted by a single appraiser selected by the Seller and reasonably acceptable to the Buyer. The Seller's obligations hereunder shall be subject to the receipt by the Seller of all necessary approvals, consents or waivers from all appropriate Governmental Authorities including, without limitation, DPUC approval pursuant to C.G.S. Section 16-43, and waivers from any Governmental Authorities of any first refusal or similar rights they may have with respect to the property in question, and the Seller shall not be obligated to convey any land and/or associated flowage rights to the Buyer under this clause if any such Governmental Authority fails to provide any such approval, consent or waiver or exercises any applicable rights to purchase the property and/or flowage rights in question. The Seller's obligations under this clause shall terminate upon the issuance by FERC of license renewals for the Housatonic River Project.

         5.7.     EMPLOYEE MATTERS.

                  (a) The Buyer shall offer employment, commencing as of midnight on the Closing Date, to all employees of the Seller who are represented by the Locals and who were employed in the operation of the Acquired Assets at any time during the three-month period prior to the Closing Date, at levels of wages and overall compensation not lower than each such employee's level of wages and overall compensation as of the Effective Date; provided that the Buyer shall recognize all increases in wages made in the ordinary course of business and in accordance with the Collective Bargaining Agreement (as defined hereinbelow) between the Effective Date and the Closing Date. Those employees who accept such offer of employment are hereinafter referred to as the "Represented Employees". All such offers of employment shall be made in accordance with all applicable laws and regulations and the Collective Bargaining Agreement between the Seller and the Locals dated June 1, 1998, as amended by the Memorandum of Understanding dated December 17, 1998 between the Locals and the Seller (the "MOU", and, together with the above-referenced Collective Bargaining Agreement, referred to herein as the "Collective Bargaining Agreement"). Effective as of the Closing Date, the Buyer shall agree to be bound by the terms of the Collective Bargaining Agreement and to thereafter comply with all applicable obligations thereunder, subject to changes negotiated with and acceptable to the Locals.

                  (b) The Buyer agrees to offer employment, commencing as of midnight on the

         Closing Date, for a period of at least twelve months (the "Minimum Employment Period") to all employees of the Seller who were employed in the operation of the Acquired Assets at any time during the three-month period prior to the Closing Date, other than Represented Employees, at levels of wages and overall compensation not lower than each such employee's level of wages and overall compensation as of the Effective Date; provided that the Buyer shall recognize all increases in wages made in the ordinary course of business between the Effective Date and the Closing Date; and provided, further, that nothing herein shall prevent the Buyer from terminating any Non-Represented Employee's employment for cause during the Minimum Employment Period. Those employees who accept such offer of employment are hereinafter referred to as the "Non-Represented Employees, and the Non-Represented Employees and the Represented Employees are hereafter referred to as the "Acquired Assets Employees". All such offers of employment shall be made in accordance with all applicable laws. Notwithstanding anything herein to the contrary, all Non-Represented Employees will be employed as at-will employees whose employment may be terminated at any time with or without cause or reason by either the employee or the Buyer. In addition, the Buyer shall provide to any Non-Represented Employee who is furloughed during the six months following the Minimum Employment Period out-placement assistance and tuition reimbursement consistent with that provided to the Represented Employees in the Locals 420 and 457 MOU. For purposes of this Section 5.7, the term "furloughed" shall refer to the termination of employment with or without possibility of recall, made by the Buyer without cause.

                  (c) As soon as practical after the Effective Date, Buyer shall take all action necessary and appropriate to establish and maintain a tax qualified pension plan for the Acquired Assets Employees (the "Buyer's Plan").

                  (i) The Buyer shall provide a minimum level of pension benefits calculated using the pension benefit formula applicable to each Acquired Asset Employee under the NUSCO Retirement Plan (the "Seller's Plan") as of the Effective Date. The Buyer's minimum obligation with regard to this pension benefit will be calculated as the difference between (a) the Acquired Assets Employee's total pension benefit as calculated as of the employee's retirement date using (i) the pension benefit formula under the Seller's Plan applicable to the employee as of the Effective Date, (ii) such employee's final average earnings (as defined in the Seller's Plan) as of the employee's retirement date, taking into account compensation earned from the Seller and the Buyer, (iii) such employee's total years of service with the Seller and the Buyer as of the employee's retirement date, and (iv) covered compensation as of the employee's retirement date and
                           (b) the pension benefit payable to the employee by the Seller at retirement as follows: the pension benefit payable to each Acquired Assets Employee at age 65 by the Seller shall be calculated by the Seller as of the Closing Date, based upon (i) the pension benefit formula under the Seller's Plan applicable to the employee as of the Closing Date,
                           (ii) years of credited service with the Seller as of the Closing Date, (iii) final average earnings (as defined in the Seller's Plan) as of the Closing Date, and (iv) covered compensation as of the Closing Date. This benefit shall be a vested terminated benefit subject to the vested terminated actuarial factors applied under the Seller's Plan.

                  (ii) The Seller shall provide each Acquired Assets Employee with a vested and non-forfeitable right to a benefit equal to his accrued benefit under the Seller's Plan determined as of the Closing Date as described in Section 5.7(c)(i) above.

                  (iii) If the Buyer terminates the employment of any Eligible Non-Represented Employee (as defined below), the Buyer will provide the benefits described in
                           Schedule 5.7(c)(iii). An Eligible Non-Represented Employee is an employee whose age on the date of announcement of the successful bidder(s) is between 50 and 54 years, inclusive, and whose age plus years of credited service under the Seller's Plan on the same date equals or exceeds 65 years.

                  (iv) Effective September 30, 1999, the Seller's Plan will permit employees age 55 and older to retire on or after January 1, 2000 with full pension benefits if the sum of the employee's age and years of credited service equals 85 at such employee's termination date (the "Rule of 85"). The Buyer shall apply the Rule of 85 to all Acquired Assets Employees.

                  (d) The Buyer shall establish and maintain for the Non-Represented Employees group for a period of at least twelve months following the Closing Date plans and programs, which in the aggregate, shall be generally comparable to the existing plans and programs provided to such employees by the Seller as of the Effective Date as listed on Schedule 3.15.

                  (e) The Buyer shall apply each Acquired Assets Employee's prior service with the Seller toward any eligibility, vesting or other waiting period requirements under the Buyer's Employee Benefit Plans (including the Buyer's Plan) to the extent such conditions were satisfied under the Seller's Employee Benefit Plans prior to the Closing Date. In addition, the Buyer shall waive all limitations with respect to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements under the Buyer's Employee Benefit Plans and credit each Acquired Assets Employee for any co-payments and deductibles paid prior to the Closing Date under any such plans in which each Acquired Assets Employee participates. The Buyer shall vest each Acquired Assets Employee to the extent such employee is vested under the Seller's Employee Benefit Plans as of the Closing Date.

                  (f) Within a reasonable time prior to the Closing Date, the Seller shall provide the Buyer with such pertinent data or information as the Buyer shall reasonably require to determine each Acquired Assets Employee's service, compensation and accrued benefits under the Seller's Plan before the Closing Date.

                  (g) The authorized complement of employees (by position) for the Acquired Assets, as of the Effective Date, is set forth on
         Schedule 5.7(g).

                  (h) The Seller shall provide and remain liable for any and all continuation of coverage under the Seller's Employee Benefit Plans as required under Sections 601 through 608 of ERISA and Section 4980B of the Code with respect to any person as to whom a "qualifying event" as defined in Section 4980 of the Code occurred on or prior to the Closing Date.

                  (i) On or before the Closing Date, the Seller shall terminate the employment of the Acquired Assets Employees and shall be solely responsible for the payment of all wages and compensation thereupon legally owing to or with respect to the Acquired Assets Employees including, without limitation, accrued and payable vacation pay, bonuses, severance pay, overtime, and all benefits under any Employee Benefit Plan that became payable on account of such termination of employment or any other amounts to which the Acquired Assets Employees may be entitled for services rendered prior to their termination or by virtue of their termination. The Seller shall retain any and all liability under the Seller's Employee Benefit Plans for retirees of the Seller as of the Closing Date.

                  (j) The Seller agrees to timely perform and discharge all requirements under the WARN Act and under applicable state and local Laws for the notification of its employees arising from the sale of the Acquired Assets to the Buyer up to and including the Closing Date, including those employees who will become Acquired Assets Employees effective as of the Closing Date. After the Closing Date, the Buyer shall be responsible for performing and discharging all requirements under the WARN Act and under applicable state and local laws and regulations for the notification of its employees, whether Acquired Assets Employees or otherwise. All severance and other costs associated with workforce restructuring activities associated with the Assets and/or the Acquired Assets Employees subsequent to the Closing Date shall be borne solely by the Buyer.

         5.8.     ACCESS AFTER CLOSING.

                  (a) RECORDS. For a period of five (5) years after the Closing Date, each Party shall have reasonable access to all of the records, books and documents related to the Acquired Assets of the other Party to the extent that such access may reasonably be required in connection with matters relating to or affected by the operations of the Seller prior to the Closing Date or the operations of Buyer after the Closing Date. Such access shall be afforded upon receipt of reasonable advance notice and during normal business hours. The Party seeking such access shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 5.8(a). If a Party shall desire to dispose of any records, books or documents that may relate to operation of the Acquired Assets before the Closing prior to the expiration of such five-year period, such Party shall, prior to such disposition, give to the other Party a reasonable opportunity, at the other Party's expense, to segregate and remove such records, books or documents as the requesting Party may select.

                  (b) EMPLOYEES. For a period of five (5) years after the Closing Date, the Seller shall have reasonable access to the Acquired Assets Employees and the Buyer shall have reasonable access to the Seller's employees, for purposes of consultation or otherwise, to the extent that such access may reasonably be required by the Seller or the Buyer in connection with matters relating to or affected by the operations of the Seller prior to the Closing or the operations of the Buyer following the Closing, so long as the duration of any employee's time commitment with respect thereto is not extensive and does not materially impair said employee's performance of his or her duties.

         5.9. NEPOOL. At the Closing, the Buyer shall be a member in good standing in NEPOOL. Except as required to preserve system reliability and in compliance with the requirements of the ISO or NEPOOL, and as may be otherwise provided in any Related Agreement, the Seller shall not interfere with the Buyer's efforts to expand or modify generation capacity at any of the Sites.

         5.10. RISK OF LOSS. Except as otherwise provided in this Section 5.10, during the Interim Period all risk of loss or damage to the Acquired Assets shall be borne by the Seller. If during the Interim Period the Acquired Assets are damaged by fire or other casualty (each such event, an "EVENT OF LOSS"), or are taken by a Governmental Authority by exercise of the power of eminent domain (each, a "TAKING"), then the following provisions shall apply:

                  (a) the occurrence of (i) any one or more Events of Loss, as a result of which the aggregate costs to restore, repair or replace, less any insurance proceeds received or payable to the Seller in connection with such Event or Events of Loss (provided that any insurance proceeds received or payable in connection with an Event or Events of Loss are either used to restore, repair or replace such Event or Events of Loss or made available to the Buyer), are reasonably estimated to be an amount less than or equal to two percent (2%) of the Initial Purchase Price, and/or (ii) any one or more Takings, as a result of which the aggregate condemnation proceeds equal an amount less than or equal to two percent (2%) of the Initial Purchase Price, shall have no effect on the transactions contemplated hereby;

                  (b) upon the occurrence of (i) any one or more Events of Loss, as a result of which the aggregate costs to restore, repair or replace, less any insurance proceeds received or payable to the Seller in connection with such Event or Events of Loss (provided that any insurance proceeds received or payable in connection with an Event or Events of Loss are either used to restore, repair or replace such Event or Events of Loss or made available to the Buyer), are reasonably estimated to be an amount in excess of two percent (2%) of the Initial Purchase Price, or (ii) any one or more Takings, as a result of which the aggregate condemnation proceeds equal an amount in excess of two percent (2%) of the Initial Purchase Price (a "MAJOR LOSS"), the Seller shall have, in the case of a Major Loss relating to one or more Events of Loss, the option, exercised by notice to the Buyer, to restore, repair or replace the damaged Acquired Assets prior to Closing. If the Seller elects to restore, repair or replace the Acquired Assets relating to a Major Loss, which election shall be made by notice to the Buyer within fifteen (15) days following the occurrence of the Major Loss, the completion of the repair, replacement or restoration will be a condition to the Closing and the Closing Date shall be postponed at the election of the Seller for the amount of time reasonably necessary to complete the restoration, repair or replacement, not to exceed one hundred and eighty (180) days without the Buyer's consent. If the Seller elects not to restore, repair or replace the Acquired Assets affected by a Major Loss, or such Major Loss is the result of one or more Takings, the provisions of
         Section 5.10(c) will apply;

                  (c) in the event that the Seller elects not to restore, repair or replace a Major Loss, or in the event that the Seller, having elected to repair, replace or restore the Major Loss, fails to complete the repair, replacement or restoration within the one hundred eighty
         (180) days (or such longer period as the Buyer shall have consented to), or in the event that a Major Loss is the result of one or more Takings, then the Parties shall, within thirty (30) days following the Seller's election, failure to complete, or the occurrence of such Takings, as the case may be, negotiate in good faith an equitable adjustment in the Purchase Price to reflect the impact of the Major Loss, as mitigated by any repair, replacement or restoration work actually completed by the Seller, on the Acquired Assets being sold to the Buyer, and proceed to Closing. To assist the Buyer in its evaluation of any and all Events of Loss, the Seller shall provide the Buyer such access to the Acquired Assets and such information as the Buyer may reasonably request in connection therewith; and

                  (d) in the event that the parties fail to reach agreement on an equitable adjustment of the Purchase Price within the thirty (30) days provided in Section 5.10(c), then the Buyer shall have the election, exercisable by notice to the Seller within fifteen (15) days immediately following the expiration of the thirty (30) day period, to either (a) proceed with the consummation of the transaction at Closing, with a reduction in the Purchase Price consistent with the Seller's last offer communicated to the Buyer, in which event the Seller shall assign over or deliver to the Buyer at Closing all condemnation proceeds or insurance proceeds which the Seller receives, or to which the Seller becomes entitled by virtue of the Events of Loss, less any costs and expenses reasonably incurred by the Seller in obtaining such condemnation proceeds or insurance proceeds, or (b) terminate this Agreement, in which event this Agreement shall terminate and neither Party shall thereafter have any obligation or liability to the other by reason of this Agreement. If the Buyer fails to make the election within the fifteen (15) day period, the Buyer will be deemed to have made the election to proceed with the Closing.

         5.11. REGULATORY APPROVAL PROCESS. The Parties acknowledge and agree that it is essential that the Closing occur prior to December 31, 1999, and that the Seller may suffer certain adverse consequences if the Closing does not take place by that time. Accordingly, the Buyer hereby covenants that it shall (x) submit its portion of the draft applications, including all required exhibits and attachments, under Sections 203 and 205 of the Federal Power Act substantially in a form ready for filing with the FERC (the "FERC Applications") to the Seller on or before August 2, 1999 for the Seller's review and (y) cooperate with the Seller with a view to filing the FERC Applications with the FERC in accordance with the rules and regulations of the FERC on or before August 17, 1999 and shall not thereafter seek to amend or withdraw such

FERC Applications.

         5.12. CONNECTICUT TRANSFER ACT. The Buyer agrees that certain Sites on which some or all of the Facilities are located are "establishments" within the meaning of the Connecticut Transfer Act (CGS Section 22a-134 et seq.), and that it is the Buyer's sole and exclusive responsibility (i) to determine the "establishment" status for each Site and Facility; (ii) to comply, at its sole cost and expense, with any requirement for preparing and executing appropriate forms and making necessary submissions in connection with the Connecticut Transfer Act; (iii) to comply, at its sole cost and expense, with any requirement under the Connecticut Transfer Act for investigations or Remediations of Hazardous Substances Released at or emanating from the Sites; and (iv) to pay any transfer fees due the Connecticut Department of Environmental Protection and other related fees or costs; provided, however, that the Seller shall pay to and indemnify the Buyer for any such costs or expenses to the extent they relate to any Substation Area (as defined in the Reserved Easements); and provided, further, that the Seller shall execute and deliver to the Buyer and the Connecticut Department of Environmental Protection such forms as may be required by the Connecticut Transfer Act.

         5.13. DISCHARGE OF ENVIRONMENTAL LIABILITIES. In discharging its Environmental Liabilities, if any, on or after the Closing Date, pursuant to
Section 2.3(a) hereof, the Buyer agrees and covenants that the Buyer will not prejudice or impair the Seller's rights under the Environmental Laws or interfere with the Seller's ability to contest in appropriate administrative, judicial or other proceedings its liability, if any, for Environmental Claims or Remediation. The Buyer further agrees to provide to the Seller draft copies of all material plans and studies prepared in connection with any Site investigation or Remediation associated with pre-Closing occurrences prior to their submission to the Governmental Authority with jurisdiction under Environmental Laws. The Seller shall have the right, without the obligation, to attend all meetings between the Buyer, its agents or representatives, and such Governmental Authorities. The Buyer shall promptly provide to the Seller copies of all material written information, plans, documents and correspondence submitted to or received from such Governmental Authorities relating to the Buyer's discharge of any Environmental Liabilities assumed pursuant to this Agreement associated with pre-Closing occurrences.

6.       CONDITIONS TO OBLIGATION TO CLOSE.

         6.1. CONDITIONS TO OBLIGATION OF THE BUYER TO CLOSE. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (b) PERFORMANCE BY THE SELLER. The Seller shall have performed and complied in all material respects with all of its covenants, agreements and obligations hereunder through the Closing;

                  (c) BUYER'S REGULATORY APPROVALS. The Buyer shall have received the Buyer's Regulatory Approvals specified in SCHEDULE 6.1(c), with such terms and conditions as may be included therein except for such terms and conditions that, either singly or in the aggregate, are reasonably likely to have a Material Adverse Effect;

                  (d) SELLER'S REGULATORY APPROVALS. The Seller shall have received the Seller's Regulatory Approvals specified in SCHEDULE 6.2(c), with such terms and conditions as may be included therein except for such terms and conditions that, either singly or in the aggregate, are reasonably likely to have a Material Adverse Effect;

                  (e) ABSENCE OF LITIGATION. There shall not be any injunction, judgment, order, decree or ruling in effect or pending which would prevent or inhibit consummation of the transactions contemplated by this Agreement or the Related Agreements;

                  (f) ANTITRUST MATTERS. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                  (g) NO MATERIAL ADVERSE EFFECT. There shall not be any Material Adverse Effect; and

                  (h) DELIVERIES. The Seller shall have complied in all material respects with the delivery requirements of Section 2.10.

The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

         6.2. CONDITIONS TO OBLIGATION OF THE SELLER TO CLOSE. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (b) PERFORMANCE BY BUYER. The Buyer shall have performed and complied in all material respects with all of its covenants, agreements and obligations hereunder through the Closing;

                  (c) SELLER'S REGULATORY APPROVALS. The Seller shall have received the Seller's Regulatory Approvals specified in SCHEDULE 6.2(c), in each case without terms and conditions that are reasonably likely to have a material adverse effect on the Seller and in the case of the DPUC Approval, with such terms and conditions as are acceptable to the Seller in its sole and absolute discretion;

                  (d) BUYER'S REGULATORY APPROVALS. The Buyer shall have received the Buyer's Regulatory Approvals specified in SCHEDULE 6.1(c), in each case without terms and conditions that are reasonably likely to have a material adverse effect on the Seller;

                  (e) ABSENCE OF LITIGATION. There shall not be any injunction, judgment, order, decree or ruling in effect or pending which would prevent or inhibit consummation of the transactions contemplated by this Agreement or the Related Agreements;

                  (f) ANTITRUST MATTERS. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                  (g) DELIVERIES. The Buyer shall have complied in all material respects with the delivery requirements of Section 2.11; and

                  (h) NEPOOL. The Buyer shall be a member in good standing of NEPOOL

The Seller may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

7.       CONFIDENTIALITY.

                  (a) Each Receiving Party and each Representative thereof will treat and hold as confidential all of the Proprietary Information, and refrain from using any of the Proprietary Information except in connection with this Agreement and the Related Agreements and transactions contemplated hereby and thereby. In the event that the Receiving Party or any Representative thereof is requested or required (including, without limitation, (i) pursuant to any rule or regulation of any stock exchange or other self-regulatory organization upon which any of the Receiving Party's securities are listed or (ii) by oral question or request for information or documents in any legal proceeding, including without limitation the Buyer's Regulatory Approval and the Seller's Regulatory Approval processes, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Proprietary Information, the Receiving Party will notify the Disclosing Party promptly of the request or requirement so that the Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party or any Representative thereof is, on the advice of counsel, compelled to disclose any Proprietary Information pursuant to any such request or requirement, then the Receiving Party or such Representative may disclose the Proprietary Information so requested or required to be disclosed; PROVIDED, HOWEVER, that the Receiving Party shall use its reasonable best efforts to obtain, at the request of the Disclosing Party, an order or other assurance that confidential treatment will be accorded to such portion of the Proprietary Information required to be disclosed as the Disclosing Party shall designate. If this Agreement is terminated pursuant to Section 10.1 hereof, then each Receiving Party shall deliver promptly to the Disclosing Party or destroy, at the request and option of the Disclosing Party, all tangible embodiments (and all copies) of the Proprietary Information which are in his or its possession

                  (b)      The obligations of the Parties contained in this
         Section 7 shall be in full force and effect for three years from the date hereof and will survive the termination of this Agreement, the discharge of all other obligations owed by the Parties to each other and any transfer of title to the Acquired Assets. Nothing in this
         Section 7 shall in any way alter the Buyer's obligations under the Confidentiality Agreement dated February 17, 1999 by and between the Buyer and J.P. Morgan Securities, Inc.

                  (c) Upon the Disclosing Party's prior written approval (which will not be unreasonably withheld), the Receiving Party may provide Proprietary Information to the DPUC, the FERC, the SEC, the United States Department of Justice, the United States Federal Trade Commission or any other Governmental Authority with jurisdiction, as necessary, to obtain any consents, waivers or approvals as may be required for the Receiving Party to undertake the transactions contemplated herein. The Receiving Party will seek confidential treatment for such Proprietary Information provided to any such Governmental Authority (if such confidential treatment is available from the appropriate Governmental Authority) and the Receiving Party will notify the Disclosing Party as far in advance as is practicable of its intention to release to any such Governmental Authority any such Proprietary Information.

8.       TAXES.

                  (a) All transfer and sales Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Buyer, including, without limitation, Connecticut state sales tax, and the Buyer, at its own expense, will file, to the extent required by applicable Laws, all necessary Tax Returns and other documentation with respect to all such transfer or sales Taxes, and, if required by applicable Laws, the Seller will join in the execution of any such Tax Returns or other documentation. Prior to the Closing Date, the Buyer will provide to the Seller, to the extent possible, an appropriate certificate of no tax due from each applicable taxing authority.

                  (b) With respect to Taxes to be prorated in accordance with Section 2.8 of this Agreement only, the Buyer shall prepare and timely file all Tax Returns required to be filed after the Closing with respect to the Acquired Assets, if any, and shall duly and timely pay all such Taxes shown to be due on such Tax Returns. The Buyer's preparation of any such Tax Returns shall be subject to the Seller's approval, which approval shall not be unreasonably withheld. No later than twenty-five (25) Business Days prior to the due date of any such Tax Return, the Buyer shall make such Tax Return available for the Seller's review and approval. The Seller shall respond no later than ten (10) Business Days prior to the due date for filing such Tax Return. With respect to such Tax Return, the Seller shall pay to the Buyer its appropriate share of the amount shown as due on the Tax Returns determined in accordance with Section 2.8 of this Agreement.

                  (c) Each of the Buyer and the Seller shall provide the other with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting Party with any records or information which may be relevant to such Tax Return, audit or examination, proceedings or determination. Any information obtained pursuant to this Section 8 or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other schedule relating to Taxes shall be deemed to be and shall be Proprietary Information.

9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; EFFECT OF CLOSING AND INDEMNIFICATION.

         9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SURVIVAL OF COVENANTS AND AGREEMENTS. The representations and warranties of the Seller set forth in Sections 3.1, 3.2, 3.3, 3.4 and 3.16, and the representations and warranties of the Buyer set forth in Sections 4.1, 4.2, 4.3 and 4.4, shall survive the Closing for a period of twelve months; all other representations and warranties of the Parties contained in this Agreement shall terminate at the Closing and all representations and warranties of the Parties contained in this Agreement shall terminate upon a termination of this Agreement pursuant to
Section 10.1. The covenants of the Parties contained in this Agreement, other than those which by their terms survive the Closing and/or termination of this Agreement, shall terminate at the Closing or the termination of this Agreement pursuant to Section 10.1.

         9.2. EFFECT OF CLOSING. Upon the Closing, any condition to the obligations of either Party hereunder that has not been satisfied, or any representation, warranty or covenant that has been breached or left unsatisfied by either Party will be deemed waived by the Parties, and each Party will be deemed to fully release and forever discharge the other Party on account of any and all claims, demands or charges, known or unknown, with respect to the same. Nothing in this Section 9.2 shall be deemed to affect any provision herein which expressly survives the Closing or pertains to matters which will occur after the Closing.

         9.3. INDEMNITY BY THE SELLER. The Seller shall indemnify, defend and hold harmless the Buyer against and in respect of all Liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, assessments, Taxes, losses, fines, penalties, damages, expenses, fees, costs, and amounts paid in settlement (including reasonable consultants', attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of any claim, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter (collectively, the "LOSSES"), that results from:

                  (a) any Liability of the Seller that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction;

                  (b)      any Excluded Liability;

                  (c) any breach by the Seller of any representation or warranty which by its terms survives the Closing or the termination of this Agreement under Section 10.1, provided that the Losses associated therewith have a Buyer Material Adverse Effect; and

                  (d) any breach by the Seller of any of its covenants contained in Article V hereof.

         9.4. INDEMNITY BY BUYER. The Buyer hereby agrees to indemnify, defend and hold harmless the Seller and its Affiliates against and in respect of all Losses that result from:

                  (a) any Third Party Claim against the Seller based on or relating to the Buyer's ownership, operation or use of the Acquired Assets on or after the Closing Date;

                  (b)      the Assumed Liabilities;

                  (c) any breach by the Buyer of any of its covenants contained in Article V hereof; or

                  (d) the failure of the Buyer to close the transactions contemplated hereby within the time provided in Section 2.9, other than because of a failure of the Seller to perform its obligations under this Agreement.

         9.5. EXCLUSIVE REMEDY. Except as provided in Section 11.17, from and after the Closing, the remedies set forth in this Section 9 shall constitute the sole and exclusive remedies for any and all claims, damages, complaints, demands, causes of action, investigations, hearings, actions, suits or other proceedings relating to this Agreement and are in lieu of any and all other rights and remedies which the Seller or the Buyer may have under this Agreement or otherwise for monetary relief with respect to any breach or failure to perform or with respect to the Assumed or Excluded Liabilities. Each Party waives any provision of law to the extent that it would limit or restrict the agreements contained in this Section 9. Nothing herein shall prevent either Party from terminating this Agreement in accordance with Section 10.

         9.6.     MATTERS INVOLVING THIRD PARTIES.

                  (a) If any Third Party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section 9, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (iv) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.5(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless written agreement is obtained releasing the Indemnified Party from all liability thereunder.

                  (d) In the event any of the conditions in Section 9.5(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses, notwithstanding Section 9.3), and (iii) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this
         Section 9.

         9.7. NET OF TAXES AND INSURANCE. Any calculation of a Loss under this Section 9 shall, in each case, give full effect to (i) any and all income Tax benefits to the Indemnified Party in respect of the Loss, and (ii) any and all insurance proceeds received or payable to the Indemnified Party in respect of the Loss.

         9.8. NO RECOURSE. To the extent the transfer, conveyance, assignment and delivery of the Acquired Assets to the Buyer as provided in this Agreement is accomplished by deeds, assignments, easements, leases, licenses, bills of sale, or other instruments of transfer and conveyance, whether executed at the Closing or thereafter, these instruments are made without representation or warranty by, or recourse against, the Seller, except as expressly provided in this Agreement or in any such instrument.

10.      TERMINATION.

         10.1. TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

                  (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if any of the following has occurred:
         (i) the Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of sixty (60) days after the notice of breach; (ii) the Closing shall not have occurred on or before June 30, 2000 by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); (iii) one or more courts of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, which order, judgment or decree shall not have been terminated, lifted, vacated or otherwise rendered irrelevant within ninety (90) days of the issuance thereof;
         (iv) any statute, rule or regulation shall have been enacted by any Governmental Authority which, directly or indirectly, prohibits the consummation of the transactions contemplated hereby; (v) in accordance with Section 5.10 hereof; or (vi) (W) the Seller has within the then previous fifteen (15) days given the Buyer any notice pursuant to
         Section 5.5(a) above and the matter that is the subject of such notice, if in existence on the Effective Date or the Closing Date, would cause the representations and warranties of the Seller set forth in Section 3 hereof not to be true and correct, (X) such matter would have a Material Adverse Effect, (Y) the Buyer has notified the Seller of its intent to terminate pursuant to this Section 10.1(b)(vi), and (Z) the matter that is the subject of such notice continues to exist for a period of sixty (60) consecutive days after such notice by the Buyer; and

                  (c) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if any of the following has occurred: (i) the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of sixty (60) days after the notice of breach; (ii) the Closing shall not have occurred on or before June 30, 2000 by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement); (iii) one or more courts of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, which order, judgment or decree shall not have been terminated, lifted, vacated or otherwise rendered irrelevant within ninety (90) days of the issuance thereof; (iv) any statute, rule or regulation shall have been enacted by any Governmental Authority which, directly or indirectly, prohibits the consummation of the transactions contemplated hereby; (v) in accordance with Section 5.10 hereof; or
         (vi) (W) the Buyer has within the then previous fifteen (15) days given the Seller any notice pursuant to Section 5.5(a) above and the matter that is the subject of such notice, if in existence on the Effective Date or the Closing Date, would cause the representations and warranties of the Buyer set forth in Section 4 hereof not to be true and correct, (X) such matter would have a Material Adverse Effect, (Y) the Seller has notified the Buyer of its intent to terminate pursuant to this Section 10.1(c)(vi), and (Z) the matter that is the subject of such notice continues to exist for a period of sixty (60) consecutive days after such notice by the Seller.

         10.2. EFFECT OF TERMINATION. If either Party terminates this Agreement pursuant to Section 10.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of either Party to the other Party (except for any Liability of any Party then in breach


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

and except as otherwise expressly provided herein).

11.      MISCELLANEOUS.

         11.1. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will provide the other Party with the opportunity to review in advance the disclosure).

         11.2. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Third Party.

         11.3. NO JOINT VENTURE. Nothing in this Agreement creates or is intended to create an association, trust, partnership, joint venture or other entity or similar legal relationship between the Parties, or impose a trust, partnership or fiduciary duty, obligation, or liability on or with respect to either Party. Except as provided in Section 5.6, neither Party is or shall act as or be the agent or representative of the other Party.

         11.4. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto), together with the Related Agreements and any other documents referred to herein, constitute the entire agreement between the Parties and supersede any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof, PROVIDED HOWEVER, that the Confidentiality Agreement dated as of February 17, 1999 shall remain in full force and effect without regard to any provision of this Agreement. All conflicts or inconsistencies between the terms hereof and the terms of any of the Related Agreements, if any, shall be resolved in favor of this Agreement.

         11.5. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or the Related Agreements or any of its rights, interests, or obligations hereunder or thereunder without the prior written approval of the other Party; PROVIDED, HOWEVER, that the Seller's written approval shall not be unreasonably withheld if the Buyer elects to assign any or all of its rights and interests hereunder to one or more of its Affiliates, PROVIDED that the Buyer shall deliver the following documents before such assignment: (i) a Guaranty substantially in the form of EXHIBIT F that guarantees the full and timely performance of all obligations of such Affiliate under this Agreement, all Related Agreements and all other agreements and commitments contemplated hereby or thereby or in connection with the Closing entered into for the benefit of the Seller, as so assigned; (ii) a copy, certified by the Secretary of the Buyer, of resolutions authorizing the execution and delivery of such Guaranty; (iii) a certificate of the Secretary of the Buyer identifying by name and title and bearing the signatures of the officers of the Buyer authorized to execute and deliver the Guaranty; (iv) an opinion from counsel to the Buyer, dated as of the date of such assignment and reasonably satisfactory in form to the Seller and its counsel, substantially to the effect that the Guaranty is a valid and binding obligation of the Buyer; (v) evidence that such Affiliate is a member of NEPOOL.

         11.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         11.7. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.8. NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one Business Day following the date sent when sent by overnight delivery and (iii) five Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

         If to the Seller:

                  The Connecticut Light and Power Company
                  107 Selden Street
                  Berlin, CT 06307
                  Attn: Vice President - Administration


         Copy to:

                  Vice President, Secretary and General Counsel
                  Northeast Utilities
                  107 Selden Street
                  Berlin, CT 06307


         If to the Buyer:

                  Northeast Generation Company
                  107 Selden Street
                  Berlin, CT 06307
                  Attn:  Vice President and Treasurer

         Copy to:

                  Select Energy, Inc.
                  107 Selden Street
                  Berlin, CT 06307
                  Attn:  Senior Vice President - Power Supply Marketing

Either Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         11.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Connecticut.

         11.10. CHANGE IN LAW. If and to the extent that, during the Interim Period, any laws or regulations that govern any aspect of this Agreement shall change, so as to make any aspect of this transaction unlawful, then the Parties agree to make such modifications to this Agreement as may be reasonably necessary for this Agreement to accommodate any such legal or regulatory changes.

         11.11. CONSENT TO JURISDICTION. Each of the Seller and the Buyer consents to the nonexclusive jurisdiction of any local, state or federal court located within the City of Hartford, Connecticut, for adjudication of any suit, claim, action or other proceeding at law or in equity relating to this Agreement, or to any transaction contemplated hereby. The Seller and the Buyer each accept, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waive any objection as to venue, and any defense of FORUM NON CONVENIENS.

         11.12. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         11.13. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         11.14. EXPENSES. Each of the Buyer and the Seller will bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal and accounting fees and expenses, except as otherwise provided in Section 9 above), except that the Buyer shall bear the entire cost of (i) all filings by both the Seller and the Buyer under the Hart-Scott-Rodino Act and (ii) the Joint Application for authorization pursuant to Sections 203 and 205 of the Federal Power Act.

         11.15. CONSTRUCTION. Ambiguities or uncertainties in the wording of this Agreement will


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

not be construed for or against any Party, but will be construed in the manner that most accurately reflects the Parties' intent as of the Effective Date. The Parties acknowledge that they have been represented by counsel in connection with the review and execution of this Agreement, and, accordingly, there shall be no presumption that this Agreement or any provision hereof be construed against the Party that drafted this Agreement.

         11.16. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         11.17. SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

         11.18. DISPUTE RESOLUTION. Prior to instituting any litigation or dispute resolution mechanism, the Parties will attempt in good faith to resolve any dispute or claim promptly by referring any such matter to their respective chief executive officers for resolution. Either Party may give the other Party written notice of any dispute or claim. Within ten (10) days after delivery of said notice, the executives will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary to exchange information and to attempt to resolve the dispute or claim within thirty (30) days.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                  NORTHEAST GENERATION COMPANY


                                  By: /s/ David R. McHale
                                     ---------------------------------
                                  Title: Vice President and Treasurer



                                  THE CONNECTICUT LIGHT AND POWER
                                  COMPANY


                                  By: /s/ John B. Keane
                                     ---------------------------------
                                  Title: Vice President - Generation Divestiture



















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